UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
fuboTV Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FUBOTV INC.

2023
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

LETTER TO OUR SHAREHOLDERS
May 1, 2023
DEAR FELLOW SHAREHOLDERS:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders of fuboTV Inc. at 12:00 p.m. Eastern Time on Thursday, June 15, 2023, via live webcast.
The 2023 Annual Meeting of Shareholders will be a virtual meeting. We believe the virtual meeting technology provides expanded shareholder access while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
IMPORTANT INFORMATION FOR HOLDERS OF COMMON STOCK:
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/FUBO2023.
YOUR VOTE IS IMPORTANT
Thank you for your support.

Sincerely,

NOTICE OF OUR ANNUAL MEETING OF SHAREHOLDERS

TIME, DATE AND PLACE:
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of fuboTV Inc., a Florida corporation (the “Company” or “Fubo”), will be held on Thursday, June 15, 2023, at 12:00 p.m. Eastern Time, via live webcast, for the following purposes:

MEETING AGENDA		BOARD RECOMMENDATION

PROPOSAL 1:	To elect David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson as directors to serve until the 2024 Annual Meeting of Shareholders	FOR EACH NOMINEE

PROPOSAL 2:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR

PROPOSAL 3:	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	FOR

PROPOSAL 4:	To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance	FOR

PROPOSAL 5:	To approve an amendment to the Company’s Articles of Incorporation that would remove gaming-related provisions	FOR

PROPOSAL 6:	To approve an amendment to the Company’s Articles of Incorporation that would increase the number of authorized shares of our Common Stock	FOR

PROPOSAL 7:	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5 or Proposal 6	FOR
We will also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
RECORD DATE & PROXY VOTING:
Holders of record of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 20, 2023 are entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A complete list of these shareholders will be available for examination by any shareholder (i) for a period of ten days prior to the Annual Meeting for any purpose germane to the meeting by sending an email to 2023annualmeeting@fubo.tv, stating the purpose of the request and providing proof of ownership of Company stock, and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/

FUBO2023. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. We encourage shareholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,

Gina Sheldon
Chief Legal Officer and Corporate Secretary
New York, New York

May 1, 2023

BASIS OF PRESENTATION
On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), merged with and into fuboTV Media Inc. (formerly known as fuboTV Inc.), a Delaware corporation (“FuboTV Sub”), whereby FuboTV Sub continued as the surviving corporation and became our wholly-owned subsidiary pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020, by and among us, Merger Sub and FuboTV Sub (the “Merger”). Following the Merger, we changed our name from “FaceBank Group, Inc.” to “fuboTV Inc.,” and we changed the name of FuboTV Sub to “fuboTV Media, Inc.” and as of May 1, 2020, the Company’s trading symbol was changed from “FBNK” to “FUBO.”

References in this Proxy Statement to “we,” “us,” “our,” “ours,” “Fubo,” and the “Company” refer to fuboTV Inc. and its consolidated subsidiaries, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements, which are subject to a number of risks, uncertainties, and assumptions, generally relate to future events or our future financial or operating performance. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “target,” “project,” “contemplate,” or the negative version of these words and other comparable terminology that concern our expectations, strategy, plans, intentions, or projections. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements regarding our anticipated financial performance, including our expectations with respect to profitability, our corporate governance practices, our executive and director compensation program and our equity plan usage.

We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and subsequent filings with the Securities and Exchange Commission (“SEC”). These risks are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and you should not place undue reliance on our forward-looking statements.

In addition, forward-looking statements are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

2023 Proxy Statement i

2023 Proxy Statement ii

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. As it is only a summary, you should read the entire Proxy Statement carefully before voting.

MEETING INFORMATION

Your vote is important. Please submit your proxy as soon as possible (see “How Do I Vote?” on page 10 for voting instructions).

MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ONLY
Thursday, June 15, 2023	April 20, 2023	12:00 p.m. Eastern Time
www.virtualshareholdermeeting.com/FUBO2023 using your 16-digit control number included in your Notice of Internet Availability of Proxy Materials on your proxy card or on the instructions that accompanied your proxy materials.

VOTING METHODS

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET	CALL TOLL FREE	MAIL SIGNED PROXY CARD
www.proxyvote.com	Follow instructions shown on your proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717

MEETING AGENDA		BOARD RECOMMENDATION

PROPOSAL 1:	To elect David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson as directors to serve until the 2024 Annual Meeting of Shareholders	FOR EACH NOMINEE

PROPOSAL 2:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR

PROPOSAL 3:	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	FOR

PROPOSAL 4:	To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance	FOR

PROPOSAL 5:	To approve an amendment to the Company’s Articles of Incorporation that would remove gaming-related provisions	FOR

PROPOSAL 6:	To approve an amendment to the Company’s Articles of Incorporation that would increase the number of authorized shares of our Common Stock	FOR

PROPOSAL 7:	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5 or Proposal 6	FOR
2023 Proxy Statement 1

2022 BUSINESS HIGHLIGHTS
Fubo is a sports-first, live TV streaming company, offering subscribers access to tens of thousands of live sporting events annually, as well as leading news and entertainment content. Our platform allows customers to access content through streaming devices and on SmartTVs, mobile phones, tablets, and computers.

2022 marked a pivotal year for Fubo, as we surpassed $1 billion in total annual revenue (up approximately 58% year-over-year), including approximately $102 million of annual advertising revenue (up approximately 38% year-over-year). We also closed out the year with 1.445 million subscribers in North America (up approximately 29% year-over-year) and 420,000 subscribers in Rest of World (up 117% year-over-year).

Throughout the year, we continuously evaluated the return on investment of our content portfolio in order to balance a content offering designed to grow, engage, and retain subscribers against the cost to Fubo. We also undertook measures to position our business for the challenging macroeconomic environment, and in support of our commitment to our long-term target of achieving positive Adjusted EBITDA in 20251, which we announced at our first Investor Day as a public company held in August 2022. We believe our performance over the course of the year reaffirms our unique value proposition and long-standing thesis that an aggregated offering is the most attractive live TV option for both consumers and media partners.

2022 GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to building long-term shareholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below, as discussed further in this Proxy Statement.

BOARD INDEPENDENCE & COMPOSITION	GOVERNANCE POLICIES & PRACTICES

•Number of directors: 7
•Majority of independent directors
•100% independent audit, compensation and nominating and corporate governance committees
•All directors attended at least 75% of Board and committee meetings in 2022
•Independent directors hold regular executive sessions

•Annual Board self-evaluations
•Active shareholder engagement program
•Corporate Governance Guidelines formalize policy of considering diversity of race, ethnicity, gender and age in selecting director nominees
•All employees, officers and directors must adhere to a Code of Business Conduct and Ethics and Related Person Transactions Policy

2022 COMPENSATION HIGHLIGHTS

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our shareholders’ long-term interests. For more detailed information, please see the discussion under “Compensation Discussion and Analysis—Our Executive Compensation Best Practices.”
1 Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses. The Company is not providing a reconciliation of targeted Adjusted EBITDA to Net Loss, the most directly comparable GAAP measure, because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.
2023 Proxy Statement 3

WHAT WE DO . . .	WHAT WE DON’T DO . . .
✓Pay for Performance
✓Significant Portion of Compensation is At-Risk
✓Independent Compensation Consultant
✓Annual Review of Compensation
✓Annual Compensation Risk Assessment
✓Multi-Year Vesting Requirements
✓Double-Trigger Vesting
✓Annual Say-on-Pay Vote
✓Active Shareholder Engagement Program
✓Competitive Peer Group

XNo Hedging/Pledging of Company Stock
XNo Tax Gross-Ups
XNo Excessive Perquisites
XNo Stock Option Repricing under Restated Plan
XNo Defined Benefit Pension Plans or Any Nonqualified Deferred Compensation Plans

2022 SHAREHOLDER ENGAGEMENT

Fubo’s Board, Compensation Committee and management value the feedback provided by our shareholders. Investor feedback is important to us, and we are committed to continuing to engage with our shareholders in the future to understand and consider their views.
Our shareholder engagement campaign following the 2022 say-on-pay vote during 2022 and early 2023 included outreach to institutional investors within the Company’s top 15 shareholder base which, in the aggregate, held approximately 32% of the shares outstanding (excluding the percentage of shares held by funds affiliated with our directors). To our knowledge based on review of public filings, we determined that no institutional investor outside of this target outreach group held 1% or more of our shares outstanding. We engaged in discussions with all that responded to our outreach, representing in the aggregate approximately 19% of the shares outstanding, including our two largest shareholders. Our cross-functional team that participated in these discussions to address investors’ specific focus areas typically included executives from our Investor Relations and Legal departments, as well as our Chief Financial Officer and the chair of the Compensation Committee.
In addition, to enhance engagement with Fubo’s shareholder base, including our large retail investor base, we partnered with Say Technologies for our Q4 2022 earnings call and plan to do so going forward in 2023. Through the Say Technologies’ Q&A platform, Fubo shareholders can submit questions and Fubo management is able to respond to these during our earnings calls or via the platform. We also maintain an Investor Relations email, IR@fubo.tv, for our shareholders to engage with us.
We covered a wide range of topics in these meetings, including executive compensation, environmental, social and governance, and human capital management. A summary of the specific feedback we received from our shareholders on executive compensation matters during our engagement efforts, including our two largest shareholders, and the specific actions we took in response to the feedback is discussed under “Compensation Discussion and Analysis— Response to 2022 Say-on-Pay Vote, Shareholder Feedback and Changes to Our Executive Compensation Program in Response to Feedback” and “—Key Executive Compensation Changes for 2023.” Based on investor feedback, we also provided increased disclosure regarding our human capital management in our Annual Report.
2023 Proxy Statement 4

PROXY STATEMENT
FUBOTV INC.
1290 Avenue of the Americas, 9th Floor
New York, New York 10016
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of fuboTV Inc. (the “Company” or “Fubo”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, June 15, 2023 (the “Annual Meeting”), at 12:00 p.m. Eastern Time, via live webcast, and at any postponement or adjournment of the Annual Meeting.
Holders of record of shares of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 20, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting. As of the Record Date, there were 291,849,807 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about May 1, 2023 to our shareholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 15, 2023:
This Proxy Statement and our 2022 Annual Report to Shareholders are available at
http://www.proxyvote.com/.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FUBO2023.
PROPOSALS
At the Annual Meeting, our shareholders will be asked:
1.To elect David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson as directors to serve until the 2024 Annual Meeting of Shareholders;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance;
5.To approve an amendment to the Company’s Articles of Incorporation that would remove gaming-related provisions;
6.To approve an amendment to the Company’s Articles of Incorporation that would increase the number of authorized shares of Common Stock; and

7.To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5 or Proposal 6.
2023 Proxy Statement 5

We will also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or the Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
1.FOR the election of David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson as directors;
2.FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
4.FOR the approval of an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance;
5.FOR the approval of an amendment to the Company’s Articles of Incorporation that would remove gaming-related provisions;

6.FOR the approval of an amendment to the Company’s Articles of Incorporation that would increase the number of authorized shares of Common Stock; and

7.FOR the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5 or Proposal 6.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Fubo’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Fubo is making this Proxy Statement and its 2022 Annual Report available to its shareholders electronically via the Internet. On or about May 1, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request one. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate
2023 Proxy Statement 6

copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

2023 Proxy Statement 7

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 20, 2023. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 291,849,807 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of a majority of the outstanding shares entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
In order to allow greater attendance and participation, and to maintain a safe and healthy environment for our directors, management and shareholders, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FUBO2023. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 12:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of shareholders as of the Record Date.
2023 Proxy Statement 8

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by shareholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by shareholders as time permits. Only shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each shareholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another shareholder;
•in excess of the two question limit;
•in furtherance of the shareholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, then either the person presiding over the meeting or the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the Annual Meeting.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
2023 Proxy Statement 9

HOW DO I VOTE?
SHAREHOLDERS OF RECORD
We recommend that shareholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
•by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 14, 2023. Shareholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FUBO2023 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 12:00 p.m., Eastern Time on June 15, 2023.
BENEFICIAL OWNERS
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/FUBO2023 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered shareholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Fubo prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
WHO WILL COUNT THE VOTES?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
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WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 5: Approval of an Amendment to the Company’s Articles of Incorporation That Would Remove Gaming-Related Provisions	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 6: Approval of an Amendment to the Company’s Articles of Incorporation That Would Increase the Number of Authorized Shares of Common Stock	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 7: Approval of the Adjournment of the Annual Meeting	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on each other proposal before the Annual Meeting.
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WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposed amendment to our Articles of Incorporation (the “Articles”) that would remove gaming-related provisions, the proposed amendment to our Articles that would increase the number of authorized shares of Common Stock and the proposed adjournment of the Annual Meeting without instructions from the beneficial owner of those shares. On the other hand, each other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

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PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS
We currently have seven directors on our Board: David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson. At the Annual Meeting, all seven directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2024 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as directors the persons whose names and biographies appear below. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the election of the below director nominees.
DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The nominees for election to the Board of Directors, including their principal occupations, business experience and other biographical information, are as follows:

DAVID GANDLER

CEO and Director since: April 2020 (after previously serving as CEO and Director of FuboTV Pre-Merger since April 2014). Age: 47
Biography: David Gandler has served as our Chief Executive Officer and a member of our Board of Directors since April 2020. He previously served as President and Chief Executive Officer of fuboTV Media Inc. (formerly known as fuboTV Inc.) prior to the Merger (“FuboTV Pre-Merger”) and as a member of FuboTV Pre-Merger’s board of directors from March 2014 to April 2020. Prior to joining FuboTV Pre-Merger, Mr. Gandler served as Vice President, Ad Sales at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from 2013 to 2014. Prior to 2013, Mr. Gandler held positions at Scripps Networks Interactive, Inc., Time Warner Cable and Telemundo, a division of NBCUniversial Media, LLC. Since March 2021, Mr. Gandler has served on the board of directors of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Mr. Gandler also currently serves as a trustee for the United States Olympic & Paralympic Foundation. Mr. Gandler received his bachelor’s degree in Economics from Boston University.
Qualifications: We believe Mr. Gandler is qualified to serve on our Board based on his considerable experience in the digital media industry as well as the operational insight and expertise he has accumulated as our Chief Executive Officer and as the Chief Executive Officer of FuboTV Pre-Merger since its inception.

2023 Proxy Statement 13

EDGAR BRONFMAN JR.

Executive Chairman and Director since: May 2020 Age: 67
Biography: Edgar Bronfman Jr. has served as our Executive Chairman and a member of our Board of Directors since May 2020. Since October 2017, Mr. Bronfman has served as Chairman of Waverley Capital LLC, a media-focused venture capital fund, of which he is also a co-founder and General Partner. From 2014 through December 31, 2022, Mr. Bronfman has served as Managing Partner of Accretive, LLC, a private equity firm. Mr. Bronfman served in various roles at Warner Music Group, a multinational entertainment and record label, most recently serving as Chief Executive Officer from March 2004 to August 2011 and as a member of the board of directors from March 2004 to May 2013, including serving as chairman of the board of directors from March 2004 to January 2012. Since March 2021, Mr. Bronfman has served as the Chairman of the board of directors of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Mr. Bronfman previously served on the boards of directors of IAC/InterActive Corp, a publicly-held operator of Internet businesses, from February 1998 to October 2019 and Accretive Health, Inc. (now known as R1 RCM Inc.), a healthcare management company, from October 2006 to February 2016. Mr. Bronfman has also served as executive chairman of Global Thermostat Operations, LLC, a company designed to develop and commercialize technology for the direct capture of carbon dioxide, since 2010 and on the board of directors of Falcon Capital Acquisition Corp since 2020. Mr. Bronfman is Chairman of the Board of Endeavor Global, Inc., a member of the board of trustees of NYU Langone Health, a member of the Board of the Council of Foreign Relations, Vice President of the Ann L. Bronfman Foundation and Director of the Clarissa and Edgar Bronfman Jr. Foundation.
Qualifications: We believe Mr. Bronfman is qualified to serve on our Board based on his experience as a member of senior management of various public and global companies, which gives him particular insight into business strategy, leadership, marketing, consumer branding and international operations. The Board also considered his high level of financial literacy and insight into the media, entertainment and technology industries as well as his private equity experience.

IGNACIO “NACHO” FIGUERAS

Director since: August 2020 Age: 46
Biography: Ignacio “Nacho” Figueras has served on our Board of Directors since August 2020. Mr. Figueras is an award-winning Argentinian polo player, an entrepreneur, television personality, spokesperson, investor and philanthropist. Since 2004, Mr. Figueras has been the captain and co-owner of the Black Watch polo team and, since 2004, has been the owner of Cria Yatay, a successful global horse breeding operation based in Argentina. In addition to his polo career, in collaboration with Flavors & Fragrances, Mr. Figueras has developed a luxury fragrance line, The Ignacio Figueras Collection. Further, in 2013, Mr. Figueras and Estudio Ramos co-founded the Figueras Design Group, a global design consultancy headquartered in Buenos Aires with offices in New York and Chicago. Mr. Figueras is also an investor and a member of the Advisory board at Flow Water, a fast-growing premium wellness water brand in North America. From 2000 to 2019, Mr. Figueras served as a spokesperson for Ralph Lauren and Ralph Lauren fragrances.
Qualifications: We believe Mr. Figueras is qualified to serve on our Board based on the valuable insight into the sports industry he brings from his first-hand experience as a world-class athlete in the United States and globally.

2023 Proxy Statement 14

JULIE HADDON

Director since: March 2022 Age: 55 Committee Membership: Audit
Biography: Julie Haddon has served on our Board of Directors since March 2022. Ms. Haddon is currently the Chief Marketing Officer for the National Women’s Soccer League where she oversees the planning, development and execution of the league's advertising, media, fan/player marketing, promotions, social media, influencer, research and brand efforts across all platforms. Ms. Haddon currently serves on the board of directors for TOCA Football, a soccer-focused technology, training and entertainment company, and as a senior advisor to Bettor Capital, a venture fund focused on sports betting and gaming innovation. Ms. Haddon also serves as a board advisor at NuArca Labs, a sports, athlete and ticketing NFT global platform, and is a former owner of the National Women’s Soccer League team, Chicago Red Stars. From 2016-2021, Ms. Haddon was Senior Vice President of Global Brand and Consumer Marketing for the National Football League (“NFL”). Prior to joining the NFL, Ms. Haddon spent two decades working in senior leadership roles, including at DreamWorks Animation which produced the franchise SHREK, where her team was the recipient of the first-ever Academy Award for an Animated Feature Film. She also led Marketing at Blue Sky Studios, led Global Social Media at eBay, where she built the company’s Social Media Business Unit, and later oversaw Social Media at Zynga. Ms. Haddon received a B.A. from Indiana University.
Qualifications: We believe Ms. Haddon is qualified to serve on our Board based on a variety of factors, including her extensive experience in the sports and media industries. In addition, the Board considered that Ms. Haddon contributes to the gender and LGBTQ+ diversity of the Board.

2023 Proxy Statement 15

DANIEL LEFF

Director since: July 2020 Age: 54 Committee Membership: Audit (Financial Expert), Compensation, and Nominating and Corporate Governance (Chair)
Biography: Dr. Daniel Leff has served on our Board of Directors since July 2020. Dr. Leff is Co-Founder and Managing Partner of Waverley Capital, a media-focused venture capital fund. Dr. Leff also serves as a Managing Partner of Luminari Capital, a media-focused venture capital fund that he founded in 2013. Prior to co-founding Waverley Capital and founding Luminari Capital, Dr. Leff was a Partner with Globespan Capital Partners. Earlier in his career, Dr. Leff worked for Sevin Rosen Funds, Redpoint Ventures and held engineering, marketing and strategic investment positions with Intel Corporation. Since March 2021, Dr. Leff has served as Chief Executive Officer and director of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Dr. Leff served on the board of directors of fuboTV Pre-Merger, from May 2015 to April 2020, and Roku, Inc., a publicly-traded media streaming company, from August 2011 to May 2018. In addition, Dr. Leff currently serves on the board of directors of multiple private media companies, including the Professional Fighters League (PFL). Previously, Dr. Leff served on the board of directors of Wondery (sold to Amazon), a podcast network, from June 2019 to February 2021. Dr. Leff has also been an investor and/or director in various other media companies, including 1Mainstream (sold to Cisco), Art19, Elemental Technologies (sold to Amazon), Endel, Headspace, Matterport, MikMak, MOVL (sold to Samsung), PlutoTV (sold to ViacomCBS), TheAthletic (sold to the NY Times) and Volley. Dr. Leff received his bachelor’s degree in Chemistry from The University of California, Berkeley (“UC Berkeley”), his Ph.D. in Physical Chemistry from the University of California, Los Angeles (“UCLA”) and his Master of Business Administration from The UCLA Anderson Graduate School of Management, where he was an Anderson Venture Fellow and where he currently serves on the Board of Advisors. Dr. Leff also serves on the Board of Directors of the UCLA Center for Media, Entertainment, and Sports.
Qualifications: We believe Dr. Leff is qualified to serve on our Board based on his decades of experience in investing and serving on the boards of both private and publicly-traded media companies, his insight into business strategy, leadership, and marketing in the industry and his service on the fuboTV Pre-Merger Board of Directors.

LAURA ONOPCHENKO

Director since: September 2020 Age: 55 Committee Membership: Audit (Chair and Financial Expert)
Biography: Laura Onopchenko has served on our Board of Directors since September 2020. Ms. Onopchenko previously served as Chief Financial Officer of Getaround, a car-sharing company, from September 2020 to November 2022. Ms. Onopchenko also previously served as Chief Financial Officer at NerdWallet, a website and app that provides financial guidance to more than 160 million consumers every year, from September 2017 to March 2020. Before NerdWallet, she was Vice President of Finance at DaVita Rx, the pharmacy division at DaVita, from February 2011 to July 2016. Earlier in her career, Ms. Onopchenko worked as an investment banker, an early-stage tech investor, and in a variety of operating roles in environments ranging from start-ups to Fortune 500 companies. Ms. Onopchenko received her bachelor’s degree in Economics from UC Berkeley and her Master of Business Administration from The Wharton School of the University of Pennsylvania.
Qualifications: We believe Ms. Onopchenko is qualified to serve on our Board based on her experience with high-growth companies and her financial expertise. In addition, the Board considered that Ms. Onopchenko contributes to the gender diversity of the Board.

2023 Proxy Statement 16

PÄR-JÖRGEN PÄRSON

Director since: May 2020 Age: 59 Committee Membership: Compensation (Chair) and Nominating and Corporate Governance
Biography: Pär-Jörgen Pärson has served on our Board of Directors since May 2020. Since 2004, Pär-Jörgen Pärson has been a General Partner of Northzone, a venture capital firm, where his primary areas of focus are disruptive businesses in consumer internet, health, and fintech. Before joining Northzone, Mr. Pärson ran his own investment firm, and was a consultant at McKinsey & Company. Mr. Pärson served on the board of directors of fuboTV Pre-Merger and Spotify AB, the subscription music streaming service, from 2008 to 2017. In addition, Mr. Pärson currently serves on the board of directors of private companies Spring Health Inc., a health tech company, Stockeld Dreamery AB, a Swedish foodtech startup, Hopin Ltd, a UK video tech company, Yoni Circle, a US-based social network, Homa Games SA, a French casual mobile gaming company, and Goals AB, a Swedish mobile games tech company. Previously, Mr. Pärson served on the board of directors of various private companies including iZettle AB, a payments company (which was acquired by PayPal) from 2011 to 2016, Avito AB, an online classifieds service (acquired by Naspers in 2016) from 2011 to 2016, Qapital Insight AB, a fintech company, from 2013 to 2018, Widespace AB, an adtech business, from 2012 to 2018, and Jukely Inc, a live music subscription service, from 2014 to 2020. Mr. Pärson received his Master of Business Administration from the Stockholm School of Economics.
Qualifications: We believe Mr. Pärson is qualified to serve on our Board based on his prior service on the board of directors of fuboTV Pre-Merger, his venture capital experience and his experience as a member of the board of directors of consumer internet and media companies, through which he has valuable insight into business strategy, leadership, and international operations.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from shareholders.
In the event that the appointment of KPMG LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Fubo.
VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of fuboTV Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated
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financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Laura Onopchenko (Chair)
Julie Haddon
Daniel Leff
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees, in thousands, of KPMG LLP, our independent registered public accounting firm, that were billed or billable to us for each of the last two fiscal years for audit services and were billed or billable to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2022	Fiscal 2021

Audit Fees	$3,256	$3,002
Audit-Related Fees	0	—
Tax Fees	$272	679
All Other Fees	—	—
Total Fees	$3,528	$3,681
AUDIT FEES
Audit fees for 2022 and 2021 consisted of fees charged for services related to the annual audit of the Company’s consolidated financial statements, statutory audit of a Company subsidiary, an audit of internal control (2022), quarterly reviews of the Company’s interim condensed consolidated financial statements and procedures related to the Company’s registration statement filings and securities offerings.
TAX FEES
Tax fees for 2022 and 2021 consisted of fees charged for tax compliance services, tax advice, including tax advice related to acquisitions, and services related to an analysis under Section 382 under the U.S. Internal Revenue Code of 1986, as amended.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Pursuant to the Audit Committee charter, the Audit Committee reviews and approves, in advance, (i) the scope and plans for the audits and the audit fees and (ii) approves in advance all non-audit and tax services to be performed by the independent auditor and any associated fees. At each Audit Committee meeting, the Audit Committee will review and generally pre-approve specific types of services and the ranges of fees that may be provided by the independent auditor. Specific pre-approval is required for all other non-audit and tax services by the Audit Committee or Audit Committee Chair on behalf of the Audit Committee.
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PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)
BACKGROUND
As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the below resolution enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2022. The “Executive Compensation” section of this Proxy Statement also includes information on the processes our Compensation Committee is using to determine the structure and amounts of the compensation of executive officers in fiscal year 2022 and beyond.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our shareholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of fuboTV Inc. approve, on an advisory (non-binding) basis, the 2022 compensation of fuboTV Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in fuboTV Inc.’s Proxy Statement for the 2023 Annual Meeting of Shareholders.”
VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.
At our 2020 Annual Meeting of Shareholders, the Company’s shareholders recommended, on an advisory basis, that the shareholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a “Say-on-Pay” advisory vote every year. Accordingly, our next advisory Say-on-Pay Vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2024 Annual Meeting of Shareholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended December 31, 2022, as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement.
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PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
OVERVIEW
We are requesting that our shareholders approve the amendment and restatement of our existing fuboTV Inc. 2020 Equity Incentive Plan, as amended. The fuboTV Inc. 2020 Equity Incentive Plan, as amended, in effect prior to November 20, 2022 is referred to herein as the “Existing Plan.” On November 20, 2022, our Board approved an amendment of the Existing Plan, pursuant to which the share reserve was increased by 2,500,000 shares over the then-existing share reserve under the Existing Plan, and on April 20, 2023, our Board approved a further amendment and restatement of the Existing Plan, pursuant to which (among other things) the share reserve was increased by an additional 17,500,000 shares, in each case subject to shareholder approval. The final amended and restated plan, incorporating all of these amendments, is referred to in this proposal as the “Restated Plan.”
Employees, directors and consultants of the Company and its subsidiaries will be eligible to receive awards under the Restated Plan, including incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other share-based awards, including grants of unrestricted stock, and performance awards, including annual and long-term cash performance awards.
The material terms of the Restated Plan are summarized below. The key differences between the terms of the Existing Plan and the Restated Plan are as follows:
•Share Reserve Increase. Without giving effect to the November 20, 2022 and April 20, 2023 amendments, the aggregate number of shares that may be issued or transferred pursuant to awards under the Existing Plan is equal to the sum of (1) 31,116,646 shares, plus (2) 596,882 shares that were subject to awards issued pursuant to our 2015 Equity Incentive Plan of fuboTV Inc. (the “2015 Plan”) as of the original date of the Existing Plan that have become available for issuance under the Existing Plan on or after its original effective date due to the forfeiture or expiration of the original award, plus (3) up to an additional 3,497,503 shares that may become available for issuance under the Existing Plan pursuant to the expiration or forfeiture of outstanding awards under the 2015 Plan (based on the number of awards outstanding under the 2015 Plan as of April 19, 2023). Under the Restated Plan, an aggregate of 20,000,000 additional shares will be reserved for issuance under the Restated Plan relative to the share reserve under the Existing Plan, consisting of 2,500,000 shares from the November 20, 2022 amendment and 17,500,000 shares from the April 20, 2023 amendment and restatement.
On November 20, 2022, we granted to 328 employees, including John Janedis, our Chief Financial Officer, an aggregate of 8,591,424 RSUs, of which 2,136,681 RSUs (including 56,180 granted to Mr. Janedis) were granted out of the share reserve increase pursuant to the amendment to the Existing Plan on November 20, 2022 and will vest on November 20, 2026, subject to each such employee’s continued employment.

Additionally, we may, prior to the date of the Annual Meeting, grant additional equity awards out of the share reserve increase pursuant to the Restated Plan, although these awards are within the discretion of the Administrator (as defined below) and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan and will be subject to shareholder approval of the Restated Plan. The RSUs that were granted subject to shareholder approval prior to the date of this proxy statement, and the equity awards that may be granted out of the share reserve increase pursuant to the Restated Plan prior to the date of the Annual Meeting, are collectively referred to in this proposal as “Contingent Awards.”
In the event shareholder approval of the Restated Plan is not obtained, all of the Contingent Awards will automatically be forfeited, the Restated Plan will cease to be effective and the Existing Plan (in effect prior to the adoption of the amendment on November 20, 2022), and all outstanding awards granted out
2023 Proxy Statement 21

of the original share reserve under the Existing Plan (other than any Contingent Awards), will continue in full force and effect.

If our shareholders do not approve the Restated Plan (and, as a result, the November 20, 2022 and April 20, 2023 amendments cease to be effective and the Contingent Awards are forfeited), as of April 19, 2023, a total of 2,803,251 shares would remain available for issuance under the Existing Plan.
In addition to the foregoing, as of April 19, 2023, there were 2,825,090 shares that remained available for issuance under the 2022 Employee Inducement Equity Incentive Plan (the “Inducement Plan”). Pursuant to Rule 303A.08 of the NYSE Listing Rules, awards under the Inducement Plan generally may only be granted to an individual who is commencing employment with the company or who is being rehired following a bona fide interruption of employment by the company, and such awards must be granted in connection with such individual’s commencement of employment with our company and as an inducement material to his or her entering into employment with our company. If the Restated Plan is approved by our shareholders pursuant to this Proposal 4, our Board will not grant any additional awards under the Inducement Plan. As a result, if the Restated Plan is approved by our shareholders, the only shares we would have available for issuance of equity awards (other than pursuant to our employee stock purchase plan) as of the date of the Annual Meeting would be the shares reserved for issuance under the Restated Plan.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the headings “Certain Adjustments” and “Merger or Change in Control.”
The proposed increase in shares available for issuance under the Restated Plan (over the existing share reserve under the Existing Plan) has been reviewed and approved by our Board. In the process, the Board determined that the existing number of shares available for issuance under the Existing Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who create shareholder value. The increase in shares has been necessitated by the hiring of new employees, and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.
•Increased ISO Limit. Under the Restated Plan, no more than 51,116,646 shares may be issued upon the exercise of ISOs, subject to adjustment for changes in our capitalization and certain corporate transactions, as described below.

•Prohibition on Repricings. Under the Existing Plan, the plan administrator has the authority to reprice or exchange outstanding awards. The Restated Plan removes this authority, and specifically prohibits the administrator from repricing, replacing or regranting awards through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•No Payment of Dividends on Unvested Awards. The Restated Plan permits dividend equivalents to be credited in respect of RSUs, in addition to the crediting of dividends to shares of restricted stock permitted by the Existing Plan, but clarifies that no dividends or dividend equivalents in respect of shares underlying an unvested award may be paid until the award vests.

•Delegation of Authority. Under the Restated Plan, the authority to grant or amend awards, or otherwise administer the Restated Plan, may be delegated to a committee consisting of members of the Board or officers of the Company, within specific guidelines and limitations, but an officer cannot be delegated the authority to grant awards to or amend awards held by individuals subject to Section 16 of the Exchange Act, or officers or directors who have been delegated authority to grant or amend awards.

•Deferred Compensation Treatment on a Change in Control. The Restated Plan clarifies that if a change in control occurs that would trigger payment of an award, then for awards that constitute deferred compensation under Section 409A of the Internal Revenue Code (the “Code”), to the extent required to avoid additional taxes under Section 409A of the Code, the transaction or event will only constitute a change in control for purposes of payment timing under the Restated Plan if the transaction
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also constitutes a “change in control event” as defined in the regulations issued under Section 409A of the Code
•Extended Term. The Restated Plan will have a term that expires on November 19, 2032.
•Other Immaterial Changes. The Restated Plan contains other minor, technical, and administrative updates.
In general, shareholder approval of the Restated Plan is necessary in order for us to (1) meet the shareholder approval requirements of the principal securities market on which shares of our Common Stock are traded, and (2) grant stock options that qualify as ISOs as defined under Section 422 of the Code.
If the Restated Plan is not approved by our shareholders, the Restated Plan will cease to be effective, the Existing Plan (in effect prior to the amendments approved by our Board on November 20, 2022 and April 20, 2023) and the Inducement Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan and the Inducement Plan, subject to their terms, conditions and limitations, using the shares available for issuance thereunder. In addition, all of the Contingent Awards subject to shareholder approval will terminate.
KEY FEATURES OF THE RESTATED PLAN
The Company has long had an ownership culture in which its officers, managers and other key employees are granted restricted stock units, stock options and other equity-based awards to align their interests with those of shareholders. The Board believes the ownership culture at the Company motivates the achievement of superior performance, and also plays an essential role in retaining top talent. The Restated Plan would permit the Company to continue to use equity-based awards as an integral part of its compensation program.
The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:
•No Increase to Shares Available for Issuance without Shareholder Approval. Without shareholder approval, the total number of shares of Common Stock that may be issued under the Restated Plan cannot be increased (other than adjustments in connection with certain corporate reorganizations and other events).
•No Automatic Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change in control (other than in connection with the non-assumption of awards).
•Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on stock options or stock appreciation rights. Dividends and dividend equivalents payable with respect to awards subject to vesting are subject to the same vesting requirements as the awards with respect to which they are paid.

•Repricing Prohibited. Other than pursuant to the provisions of the Restated Plan described below under the headings “Certain Adjustments” and “Merger or Change in Control,” the plan administrator may not without the approval of the Company’s shareholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

•Limitations on Grants to Directors. The value of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000 (increased to $1,500,000 in the fiscal year of a non-employee director’s initial service as a non-employee director).
•No In-the-Money Option or Stock Appreciation Right Grants; Limit on Term of Options and Stock Appreciation Rights of Ten Years. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant. The maximum permitted term of any stock option or SAR under the Restated Plan is ten years from the date of grant.
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•No Tax Gross-ups. The Restated Plan does not provide for any tax gross-ups.
•Forfeiture Events. Each award under the Restated Plan will be subject to any clawback policy of ours, and the administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy or applicable laws.
•Independent Administration. The Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by shareholders. The full Board will administer the Restated Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan.
EQUITY INCENTIVE AWARDS ARE CRITICAL TO LONG-TERM SHAREHOLDER VALUE CREATION
The table below presents information as of April 19, 2023 about the number of shares that were subject to various outstanding equity awards under the 2015 Plan, the Existing Plan and the Inducement Plan, and the shares remaining available for issuance under the Existing Plan, the Restated Plan and the Inducement Plan, as well as the effect of the proposed aggregate increase to the share reserve under the Restated Plan and the Contingent Awards granted out of such increases. As noted above, we do not maintain any other equity incentive plans. If the Restated Plan is approved by our shareholders pursuant to this Proposal 4, our Board will not grant any future awards under the Inducement Plan. As a result, assuming approval of this Proposal 4, as of the date of the Annual Meeting, the only shares we would have available for issuance of equity awards would be the shares reserved for issuance under the Restated Plan.
As such, we believe that the adoption of the Restated Plan is essential to our success. A talented, motivated and effective management team and workforce are essential to our continued progress. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees in an extremely competitive labor market and industry who help our company meet its goals.

As of April 19, 2023, approximately 365 of our 520 employees had received grants of equity awards, all five of our non-employee directors had received grants of equity awards, and two of our approximately 20 consultants had received grants of equity awards. We believe we must continue to offer a competitive equity compensation
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plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value (2)
2015 Plan
Options outstanding under 2015 Plan	3,497,503	1.2%	$4,231,979
Weighted Average Exercise Price of Options outstanding under 2015 Plan	$1.33
Weighted Average Remaining Term of Options outstanding under 2015 Plan	4.24

Existing Plan
Options outstanding under Existing Plan	15,243,989	5.2%	$18,445,227
Weighted Average Exercise Price of Options outstanding under Existing Plan	$10.40
Weighted Average Remaining Term of Options outstanding under Existing Plan	6.14
Time-based RSUs outstanding under Existing Plan	9,864,572	3.4%	$11,936,132
Performance share awards outstanding under Existing Plan (3)	1,240,000	0.4%	$1,500,400
Shares available for grant under the Existing Plan (4)	2,803,251	1.1%	$3,391,934

Restated Plan
Proposed increase to the existing shares available for grant under the Existing Plan pursuant to the Restated Plan	20,000,000	6.9%	$24,200,000
Contingent Awards (5)	2,136,681	0.7%	$2,585,384
Shares available for grant under the Restated Plan	20,666,570	7.3%	25,006,550

Inducement Plan
Time-based RSUs outstanding under the Inducement Plan	401,976	0.1%	$486,391
Shares available for grant under the Inducement Plan (6)	2,825,090	1.0%	$3,418,359
(1)Based on 291,849,807 shares of our Common Stock outstanding as of April 19, 2023.
(2)Based on the closing price of our Common Stock on April 19, 2023, of $1.21 per share.
(3)Performance awards are included at “target” levels, which is the maximum number of shares that can be received under the performance awards.
(4)Shares remaining available for issuance reflects the number of shares that would remain available for issuance under the Existing Plan if the Restated Plan is not approved and the increases to the share reserve thereunder pursuant to the November 20, 2022 amendment and the amendment and restatement approved on April 20, 2023 do not become effective and the Contingent Awards are forfeited. This number does not include any shares subject to awards issued pursuant to the 2015 Plan that may become available for issuance under the Existing Plan pursuant to its terms after the effective date of the Restated Plan, but does include 596,882 shares that have become available for issuance under the Existing Plan pursuant to forfeitures of awards granted under the 2015 Plan prior to the effective date of the Restated Plan.
(5)Contingent Awards were granted out of the proposed aggregate increase to the share reserve pursuant to the Restated Plan and were granted subject to shareholder approval. In the event shareholder approval of the Restated Plan is not obtained, all Contingent Awards will automatically be forfeited.
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(6)If the Restated Plan is approved by our shareholders pursuant to this Proposal 4, our Board will not grant any additional awards under our current Inducement Plan. As a result, if the Restated Plan is approved by our shareholders, as of the date of the Annual Meeting, the only shares we would have available for issuance of equity awards (other than pursuant to our employee stock purchase plan) would be the shares reserved for issuance under the Restated Plan.
In determining whether to approve the Restated Plan, our Board considered the input of Aon (as defined below), the Compensation Committee’s independent compensation consultant, and the following:
•The share reserve under the Restated Plan (including the increases from both the November 20, 2022 and April 20, 2023 amendments) represents an aggregate increase of 20,000,000 shares from the aggregate number of shares reserved for issuance under the Existing Plan and the Inducement Plan. If the Restated Plan is approved, it will represent the only equity plan under which we are able to grant equity awards and we will no longer grant awards under the Inducement Plan.
•Although we have shares available for issuance under the Inducement Plan, pursuant to Rule 303A.08 of the NYSE Listing Rules, awards under the Inducement Plan generally may only be granted to an individual who is commencing employment with the company or who is being rehired following a bona fide interruption of employment with the company, and such awards must be granted in connection with such individual’s commencement of employment with our company and as an inducement material to his or her entering into employment with our company. Combining the outstanding share reserve under the Inducement Plan (and discontinuing the use of the Inducement Plan) with the reservation of additional shares under the Restated Plan will allow us more flexibility in our equity grant practices and ensure that we retain an important compensation tool for all employees, not just new employees.
•In determining the size of the share reserve under the Restated Plan, our Board considered the number of equity awards granted by our company during the past three calendar years. In fiscal years 2020, 2021 and 2022, equity awards representing a total of approximately 18,613,566 shares, 6,378,439 shares, and 12,803,284 shares, respectively, were awarded under the Existing Plan and the Inducement Plan collectively (including, for this purpose, the Contingent RSUs granted out of the share reserve increase to the Existing Plan in November 2022 which are subject to shareholder approval), for an annual equity burn rate of 20%, 4% and 6%, respectively (with performance awards counted assuming “target” performance for this purpose). This level of equity awards represents a 3-year average burn rate of 10% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards awarded during the fiscal year by the number of common shares outstanding at the end of the applicable fiscal year.
•We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for one to two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, each of which, among other factors, and the share reserve under the Restated Plan could last for a shorter or longer time.
•In fiscal years 2020, 2021 and 2022, the end of year overhang rate was approximately 41%, 23% and 16%, respectively. If the Restated Plan is approved, we expect our overhang at the end of fiscal year 2023 will be approximately 17% (assuming the discontinued use of the Inducement Plan, and assuming no terminations or forfeitures of shares and giving effect to shares intended to vest pursuant to their terms in 2023). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of common shares outstanding at the end of the same fiscal year.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Restated Plan is
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reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
SUMMARY OF THE RESTATED PLAN
The following summary of the material features of the Restated Plan is subject to the full text of the Restated Plan that is contained in Appendix A to this Proxy Statement.
Effective Date. The Restated Plan became effective on April 20, 2023, subject to shareholder approval.
Authorized Shares. The Restated Plan would authorize an increase of 20,000,000 in the number of shares available for issuance under the Restated Plan over the existing share reserve under the Existing Plan. Accordingly, when the new share request is added to the shares previously authorized under the Existing Plan, the Restated Plan will authorize the issuance of the sum of:

•51,116,646 shares of Common Stock, plus

•596,882 shares that were subject to awards issued pursuant to our 2015 Plan on the original effective date of the Existing Plan that expired or became unexercisable without having been exercised in full, were forfeited to or repurchased by us due to the failure to vest, in each case on or after the original effective date of the Existing Plan that became available for grant or sale under the Restated Plan on or after the original effective date of the Existing Plan prior to the effective date of the Restated Plan, plus up to an additional 3,497,503 shares that are currently subject to outstanding awards under the 2015 Plan that may become available for issuance under the Restated Plan in this manner in the future.

Shares issued under the Restated Plan may be authorized but unissued shares, shares purchased on the open market, or treasury shares.

For the avoidance of doubt, the 51,116,646 shares referenced above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the Restated Plan, the maximum number of shares that may be issued upon the exercise of ISOs will be 51,116,646 shares.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs, performance units or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). For awards of stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the Restated Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). Shares that have actually been issued under the Restated Plan under any award will not be returned to the Restated Plan and will not become available for future distribution under the Restated Plan. However, if shares issued pursuant to awards of restricted stock, RSUs, performance shares or performance units are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan.

Additionally, as noted above if any award issued pursuant to our 2015 Plan that was outstanding as of the original effective date of the Existing Plan expires or becomes unexercisable without having been exercised in full, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the 2020 Plan has terminated).
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Plan Administration. Our Board or one or more committees appointed by our Board will administer the Restated Plan. In addition, if we determine it is desirable to qualify transactions under the Restated Plan as exempt under Rule 16b-3 of the Exchange Act, or Rule 16b-3, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the Restated Plan, the administrator has the power to administer the Restated Plan and make all determinations deemed necessary or advisable for administering the Restated Plan, including the power to determine the fair market value of our Common Stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the Restated Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the Restated Plan and awards granted under it, prescribe, amend and rescind rules relating to the Restated Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

The authority to grant or amend awards, or otherwise administer the Restated Plan, may be delegated to a committee consisting of members of the Board or officers of the Company, within specific guidelines and limitations, but an officer cannot be delegated the authority to grant awards to or amend awards held by individuals subject to Section 16 of the Exchange Act, or officers or directors who have been delegated authority to grant or amend awards.
Eligibility. Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Restated Plan. As of April 19, 2023, there were five non-employee directors, approximately 520 employees and approximately 20 consultants who would have been eligible for awards under the Restated Plan had it been in effect on such date. The plan administrator determines which persons receive awards. The closing price per share of our Common Stock on April 19, 2023, was $1.21 per share.
Stock Options. Stock options may be granted under the Restated Plan. Stock options give the holder the right to purchase shares of our Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Restated Plan: ISOs, which are subject to special tax treatment as described below, and non-statutory options, or “NSOs.” The exercise price of options granted under the Restated Plan generally must at least be equal to the fair market value of our Common Stock on the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term, which shall not be more than ten years from the grant date. Subject to the provisions of the Restated Plan, the administrator determines the other terms of options. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares. ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must expire within a specified period of time following the optionee’s termination of employment. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.
Stock Appreciation Rights. Stock appreciation rights may be granted under the Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation rights agreement. In the absence of a
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specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for twelve months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the Restated Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. A stock appreciation right will not have a term in excess of ten years from the date of grant.
Restricted Stock. Restricted stock may be granted under the Restated Plan. Restricted stock awards are grants of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the Restated Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares; provided that dividends paid with respect to a restricted stock award will be subject to the same vesting restrictions and risk of forfeiture as the underlying award. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units. RSUs may be granted under the Restated Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of the Restated Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our Common Stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied. Dividend equivalents may be credited in respect of RSUs; provided that dividends credited in respect of an award of RSUs will be subject to the same vesting restrictions and risk of forfeiture as the underlying award. A holder of RSUs has no voting rights unless and until the underlying shares are issued upon settlement of such RSUs.
Performance Units and Performance Shares. Performance units and performance shares may be granted under the Restated Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our Common Stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.
Non-Employee Directors. The Restated Plan provides that all non-employee directors will be eligible to receive all types of awards (except for ISOs) under the Restated Plan. The Restated Plan includes a maximum annual limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with the non-employee director’s initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum
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limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-transferability of Awards. Unless the administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Restated Plan, the administrator will adjust the number and class of shares that may be delivered under the Restated Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the Restated Plan.
Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.
Merger or Change in Control. The Restated Plan provides that in the event of our merger with or into another corporation or entity or a “change in control” (as defined in the Restated Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; (v) with respect only to an award (or portion thereof) that is unvested as of immediately prior to the effective time of the merger or change in control, the termination of the award immediately prior to the effective time of the merger or change in control with such payment to the participant (including no payment) as the administrator determines in its discretion; or (vi) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Clawback. Awards will be subject to any clawback policy of ours that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable
2023 Proxy Statement 30

laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Our Board may require a participant to forfeit, return or reimburse us all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.
Repricing Prohibited. Other than pursuant to the provisions of the Restated Plan described above under the headings “Certain Adjustments” and “Merger or Change in Control,” the plan administrator may not without the approval of the Company’s shareholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.
Amendment and Termination. The plan administrator may, from time to time, alter, amend, suspend or terminate the Restated Plan. However, shareholder approval of any amendment to the Restated Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule and for any increase in the total number of shares of Common Stock that may be issued under the Restated Plan or the number of shares of Common Stock that may be issued pursuant to ISOs under the Plan (other than adjustments in connection with certain corporate reorganizations and other events). The Restated Plan will continue until November 19, 2032, unless terminated earlier by the plan administrator. No grants may be made under the Restated Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the Restated Plan until their scheduled expiration date.
Securities Laws. The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
FEDERAL TAX ASPECTS
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise, or a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
2023 Proxy Statement 31

Nonstatutory Stock Options. Options not designated or qualifying as ISOs will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards. There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Dividend Equivalents. Dividend equivalents are generally subject to tax at the time of payment. The Company generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the
2023 Proxy Statement 32

time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
NEW PLAN BENEFITS
Other than with respect to the annual equity awards to our non-employee directors as described below under “Director Compensation,” and the awards shown in the table below, all other future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved.
On November 20, 2022, we granted to 328 employees, including Mr. Janedis, an aggregate of 2,136,681 Contingent Awards, subject to obtaining shareholder approval of the Restated Plan. These Contingent Awards vest on the November 20, 2026. The following table sets forth information pertaining to the Contingent Awards as of April 19, 2023.

Additionally, we may, prior to the date of the Annual Meeting, grant additional equity awards out of the share reserve increase pursuant to the Restated Plan, although these awards are within the discretion of the Administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan and will be subject to shareholder approval of the Restated Plan and will be considered “Contingent Awards.”

In the event shareholder approval of the Restated Plan is not obtained, all of the Contingent Awards will be automatically forfeited.

Name and Principal Position	Number of shares subject to contingent awards
David Gandler President, Chief Executive Officer and Director	—
John Janedis Chief Financial Officer	56,180
Simone Nardi Former Chief Financial Officer	—
Edgar Bronfman Jr. Executive Chairman	—
Alberto Horihuela Suarez Chief Operating Officer	—
Executive officers, as a group	56,180
Non-employee directors, as a group	(1)
Nominees for election as directors	(1)
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive five percent of all options, warrants or rights	—
Employees other than executive officers, as a group	2,080,501

(1)The aggregate number of awards to be granted to non-employee directors is not included in the table above as the number of shares subject to their awards will depend on the value of our Common Stock on the grant date.
PLAN BENEFITS
The table below shows, as to the Named Executives and the various indicated groups, the number of shares of Common Stock subject to awards granted under the Existing Plan since inception and prior to the increase to
2023 Proxy Statement 33

the share reserve pursuant to the amendment to the Existing Plan on November 20, 2022 that were outstanding as of April 19, 2023 (for the avoidance of doubt, Contingent Awards are not reflected in the table below):

Name and Principal Position	Number of shares subject to stock option awards	Number of shares subject to RSUs	Number of shares subject to performance share awards(1)
David Gandler President, Chief Executive Officer and Director	10,649,424	—	—
John Janedis Chief Financial Officer	—	326,805	—
Simone Nardi Former Chief Financial Officer	531,250	—	—
Edgar Bronfman Jr. Executive Chairman	4,453,297	—	—
Alberto Horihuela Suarez Chief Operating Officer	809,802	—	1,240,000
Executive officers, as a group	16,443,773	326,805	1,240,000
Non-employee directors, as a group	306,148	290,359	—
Nominees for election as directors	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive five percent of all options, warrants or rights	—	—	—
Employees other than executive officers, as a group	1,991,571	9,639,596	—
(1)Performance shares are reflected assuming “target” performance, which is the maximum number of shares that can be received under the performance awards.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends you vote FOR the approval of the amendment and restatement of the FuboTV Inc. 2020 Equity Incentive Plan, as amended.
2023 Proxy Statement 34

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION THAT WOULD REMOVE GAMING-RELATED PROVISIONS

The Board has unanimously adopted, approved and recommended for approval by its shareholders an amendment to the Articles (the “Gaming Amendment”) to remove certain provisions related to the Company’s former gaming operations, including the entirety of Article XI (the “Gaming Provisions”), following the Company’s closure of the Fubo Gaming business in late 2022.

Prior to October 2022, we operated and provided wagering and other gaming-related products and services, including Fubo Sportsbook, our owned-and-operated sports wagering platform. Our gaming business subjected us to various gaming laws and regulations in certain jurisdictions, including requirements to make certain filings with gaming regulatory authorities and to obtain and maintain various licenses, permits, waivers, findings of suitability or other gaming regulatory approvals in order to conduct our gaming business. Additionally, certain of our agreements with third parties included gaming regulatory covenants that required us to make certain filings and/or obtain and maintain licenses, permits, waivers or other approvals required to conduct our gaming business. The Gaming Provisions were intended to increase our ability to ensure compliance with gaming laws and regulations. At the time, if any of the Company’s officers, directors or shareholders were deemed unsuitable by a gaming regulatory authority, this determination could have impaired our ability to obtain and maintain necessary licenses, permits, waivers or regulatory approvals in connection with our gaming business.

The Gaming Provisions provided the Company with the means and flexibility to prevent an unsuitable shareholder from continuing to hold securities in a manner that would put applicable gaming approvals at risk. For additional information regarding the Gaming Provisions, refer to Proposal 4 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2022.

On October 17, 2022, the Company dissolved its wholly-owned subsidiary, Fubo Gaming. In connection with the dissolution of Fubo Gaming, the Company concurrently ceased operation of Fubo Sportsbook and no longer conducts any gaming operations that would require us to obtain or maintain any licenses, permits, waivers or other applicable approvals as contemplated by the Gaming Provisions. As a result, the Gaming Provisions are no longer necessary or relevant at this time and the Board has determined that it is in the best interests of the Company and its shareholders for the Gaming Provisions to be removed from the Articles.

If our shareholders approve this proposal, then Article XI will be deleted in its entirety. In addition, Article V of our Articles will be amended to read as follows (with deletions of text indicated by strike-outs and ignoring the proposed amendment to Article V contemplated by Proposal 6 of this Proxy Statement):

Article V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) four hundred million (400,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the rights and preferences of which may be determined by the Board of Directors of the Corporation (the “Board of Directors” or “Board”), including whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation (in addition to any rights of the Corporation pursuant to ARTICLE XI of these Articles of Incorporation) or upon the happening of a specified event and, if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption.

If the Gaming Amendment is approved by shareholders, the Articles otherwise would be maintained in their current form (except to the extent Article V is amended to increase the number of authorized shares of our Common Stock as contemplated by Proposal 6). The Gaming Amendment would become effective upon the filing of Articles of Amendment to our Articles with the Secretary of State of the State of Florida, which the Company would do promptly after the Annual Meeting. In the event that the Gaming Amendment is not approved by our shareholders at the Annual Meeting, the current Articles would remain in effect in their entirety
2023 Proxy Statement 35

(except to the extent Article V is amended to increase the number of authorized shares of our Common Stock as contemplated by Proposal 6). Our Board of Directors reserves the right, notwithstanding shareholder approval of the Gaming Amendment and without further action by our shareholders, not to proceed with the Gaming Amendment at any time before it becomes effective.

PROPOSED AMENDMENT

The form of the proposed Articles of Amendment (as contemplated by Proposal 5 and Proposal 6) is attached hereto as Appendix B and the above description of the proposed Articles of Amendment is qualified in its entirety by reference to Appendix B.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the Gaming Amendment, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends you vote FOR the approval of the Gaming Amendment.
2023 Proxy Statement 36

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION THAT WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Articles currently authorize the issuance of 400,000,000 shares of Common Stock. The Board has unanimously adopted, approved and recommended to its shareholders the approval of an amendment to the Articles that would increase the number of authorized shares of our Common Stock to 800,000,000 shares (the “Share Increase Amendment”). The additional 400,000,000 shares of Common Stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.

The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), which is 50,000,000 shares. Currently, there are no shares of Preferred Stock issued and outstanding.

The following table illustrates the effect the proposed Share Increase Amendment would have on the number of shares of Common Stock available for issuance, if approved by our shareholders:

	As of April 19, 2023	Upon Effectiveness of Amendment
Total Authorized Shares of Common Stock	400,000,000	800,000,000
Outstanding shares of Common Stock	291,849,807	291,849,807
Shares of Common Stock authorized for future issuance under Company Plans(1)	5,628,341	5,628,341
Shares of Common Stock subject to outstanding equity awards under Company Plans	30,248,040	30,248,040
Shares of Common Stock underlying outstanding warrants	166,667	166,667
Shares of Common Stock underlying outstanding 2026 Convertible Notes	10,100,375	10,100,375
Total Outstanding Shares of Common Stock, Shares of Common Stock Subject to Outstanding Equity Awards, Shares Underlying Outstanding Warrants, Shares Underlying 2026 Convertible Notes and Shares of Common Stock Authorized for Future Issuance under Company Plans	337,993,230	337,993,230
Shares of Common Stock Available for Issuance	62,006,770	462,006,770

(1)     “Company Plans” include the fuboTV Inc. 2015 Equity Incentive Plan, the fuboTV Inc. 2020 Equity Incentive Plan and the 2022 Employment Inducement Equity Incentive Plan. Does not give effect to Proposal 4: Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance.

(2) Does not include shares of Common Stock with an aggregate value of $20,000,000 to be awarded to a commercial counterparty upon specified timing milestones.

As indicated in the table above, only 27% of our authorized shares are not outstanding, and the settlement of all of our currently outstanding equity awards, outstanding warrants and outstanding 2026 Convertible Notes and grant of new equity awards under Company Plans up to the full number of shares available thereunder would result in the issuance of 84% of our authorized shares of Common Stock (without giving effect to Proposal 4). Therefore, our Board of Directors believes it is in the best interests of the Company and our shareholders to increase our authorized shares of Common Stock in order to have additional shares available for use as our Board of Directors deems appropriate or necessary, including having shares available to settle our outstanding equity awards and to grant new equity awards using shares authorized under Company Plans. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its Common Stock in connection with such corporate purposes as may, from time to time,
2023 Proxy Statement 37

be considered advisable by our Board of Directors. These corporate purposes could include, without limitation, financing activities, public or private offerings, stock dividends or splits, conversions of convertible securities, issuance of options and other equity awards pursuant to our employee benefit plans, establishing a strategic relationship with a corporate partner and acquisition transactions. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in our capitalization. Our Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Other than shares that will be reserved for issuance under Company Plans or in connection with the 2026 Convertible Notes, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of Common Stock. Because our directors and executive officers have outstanding equity awards under our Company Plans, as applicable, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the Share Increase Amendment, because absent the amendment, the Company may not have sufficient authorized shares to settle or grant such awards.

The Share Increase Amendment will not have any immediate effect on the rights of existing shareholders. However, our Board of Directors will have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or rules of the New York Stock Exchange. Future issuances of Common Stock or securities convertible into or exchangeable for Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current shareholders.

Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties. We do not have a poison pill plan and have not made any non-shareholder approved repricings of our equity awards. If our shareholders approve this proposal, then Article V of our Articles will be amended to read as follows (with additions of text indicated by underlining and deletions of text indicated by strike-outs and ignoring the proposed amendment to Article V contemplated by Proposal 5 of this Proxy Statement):

Article V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) eight hundred million (800,000,000) ~~four hundred million (400,000,000)~~ shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the rights and preferences of which may be determined by the Board of Directors of the Corporation (the “Board of Directors” or “Board”), including whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation (in addition to any rights of the Corporation pursuant to ARTICLE XI of these Articles of Incorporation) or upon the happening of a specified event and, if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption.

If the Share Increase Amendment is approved by shareholders, the Articles otherwise would be maintained in their current form (except to the extent Article V is amended and Article XI is deleted as contemplated by Proposal 6). The Share Increase Amendment would become effective upon the filing of Articles of Amendment to our Articles with the Secretary of State of the State of Florida, which the Company would do promptly after the Annual Meeting. In the event that the Share Increase Amendment is not approved by our shareholders at the Annual Meeting, the Articles otherwise would be maintained in their current form (except to the extent Article V is amended to increase the number of authorized shares of our Common Stock as contemplated by Proposal 6). Our Board of Directors reserves the right, notwithstanding shareholder approval of the Share Increase Amendment and without further action by our shareholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.

2023 Proxy Statement 38

PROPOSED AMENDMENT

The form of the proposed Articles of Amendment (as contemplated by Proposal 5 and Proposal 6) is attached hereto as Appendix B and the above description of the proposed Articles of Amendment is qualified in its entirety by reference to Appendix B.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the Share Increase Amendment, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends you vote FOR the approval of the Share Increase Amendment.
2023 Proxy Statement 39

PROPOSAL 7: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

The Board of Directors believes that, if the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 4, Proposal 5 or Proposal 6, it is in the best interests of the shareholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 4, Proposal 5 or Proposal 6, as applicable.

We are requesting that our shareholders authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 4, Proposal 5 or Proposal 6. If our shareholders approve this proposal, we could adjourn the Annual Meeting and any adjourned or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the adjournment of the Annual Meeting, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends you vote FOR the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5 or Proposal 6.
2023 Proxy Statement 40

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

NAME	AGE	POSITION
David Gandler	47	Chief Executive Officer and Director
Edgar Bronfman Jr.	67	Executive Chairman and Director
John Janedis	52	Chief Financial Officer
Alberto Horihuela Suarez	35	Chief Operating Officer
For information regarding Messrs. Bronfman and Gandler, please refer to “Proposal 1: Election of Directors.”
JOHN JANEDIS has served as our Chief Financial Officer since February 2022. Prior to joining the Company, Mr. Janedis served as Managing Director, Senior Equity Research Analyst at Wolfe Research, LLC, a sell-side research firm, from March 2020 to February 2022, specializing in the media, cable and telecommunications industries. Prior to that, he was Senior Vice President, Capital Markets, Treasurer and Investor Relations at TEGNA Inc., a media company, from December 2018 to March 2020. Prior to this role, Mr. Janedis served as Managing Director, Senior Equity Research Analyst at each of Jefferies LLC from 2014 to 2018, UBS Securities from 2010 to 2014 and Wells Fargo Securities from 2006 to 2010. Mr. Janedis received his B.A. in Economics and M.B.A. in Finance from New York University.
ALBERTO HORIHUELA SUAREZ has served as Chief Operating Officer since April 2023, after previously serving as our Chief Growth Officer since November 2021, and, prior to that, as our Chief Marketing Officer since April 2020. Mr. Horihuela was a co-founder of FuboTV Pre-Merger, serving as the Company’s Chief Marketing Officer since June 2014. Prior to joining FuboTV Pre-Merger, Mr. Horihuela co-founded and served as the Chief Executive Officer of Primerad Network, a video ad network for Hispanics in the U.S., from June 2013 to May 2015. Additionally, Mr. Horihuela served as the Head of Latin America at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from November 2012 to June 2014. Mr. Horihuela received his bachelor’s degree in Economics from the University of Chicago.
CORPORATE GOVERNANCE
GENERAL
Our Board of Directors is committed to building long-term shareholder value and maintaining sound corporate governance practices. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Fubo. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the Governance section of the Company’s website at http://ir.fubo.tv, or by writing to our Corporate Secretary at our offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.
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CORPORATE GOVERNANCE HIGHLIGHTS
Highlights of our corporate governance practices include:

BOARD INDEPENDENCE & COMPOSITION	GOVERNANCE POLICIES & PRACTICES

•Number of directors: 7
•Majority of independent directors
•100% independent audit, compensation and nominating and corporate governance committees
•ALL directors attended at least 75% of board and committee meetings in 2022
•Independent directors hold regular executive sessions

•Annual Board self-evaluations
•Active shareholder engagement program
•Corporate Governance Guidelines formalize policy of considering diversity of race, ethnicity, gender and age in selecting director nominees
•All employees, officers and directors must adhere to a Code of Business Conduct and Ethics and Related Person Transactions Policy

BOARD COMPOSITION
As provided in our amended and restated bylaws (the “Bylaws”), our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Our Board of Directors currently consists of seven members: David Gandler, Edgar Bronfman Jr., Ignacio Figueras, Julie Haddon, Daniel Leff, Laura Onopchenko and Pär-Jörgen Pärson. Pursuant to the Bylaws, the term of each director expires at the next annual shareholders’ meeting following his or her election, whether such director had been elected by the shareholders or elected by a majority of the Board to fill a vacancy. Any additional directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors.
DIRECTOR INDEPENDENCE
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Messrs. Leff and Pärson and Mses. Haddon and Onopchenko is an “independent director,” as defined under the rules of the New York Stock Exchange (“NYSE”). In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including that Daniel Leff is affiliated with Luminari Capital, L.P., a shareholder of the Company, and Waverley Capital Partners, LLC, the general partner of Waverley Capital LP, a shareholder of the Company. There are no family relationships among any of our directors or executive officers.
DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee, among other things, reviews the backgrounds of those candidates, conducts candidate interviews, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
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In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board and other time commitments. Our Corporate Governance Guidelines provide that the Board evaluates each individual in the context of the membership of the Board as a whole, with the objective of maintaining a Board that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. Although the Board does not have a formal diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders in the same manner as candidates recommended to the committee from other sources. Shareholders should submit recommendations for director candidates to our Corporate Secretary, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending shareholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership. Shareholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination. Following verification of the shareholder status of the person submitting the recommendation and verification that all requirements have been met, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee.
BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS
Throughout the year, our Board discusses corporate governance practices with management and third-party advisors to assess and implement practices that are optimal for the company and its shareholders. Based on an evaluation process recommended and overseen by our Nominating and Corporate Governance Committee pursuant to the committee’s authority set forth in its charter, the Board conducts an annual self-evaluation, including an evaluation of each committee and the contributions of individual directors, in order to determine whether the Board and its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the Nominating and Corporate Governance Committee and then by the full Board.
COMMUNICATIONS FROM INTERESTED PARTIES
Interested parties who would like to communicate with, or otherwise make his or her concerns known directly to, the Company’s non-management directors may do so by addressing such communications or concerns to the care of the Chief Legal Officer at legal@fubo.tv or by mail at the principal executive office of the Company at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, who will forward such communications to the appropriate party.
The Chief Legal Officer, in consultation with appropriate directors as necessary, reviews all incoming communications and screens for communications that are solicitous, relate to matters of a personal nature not relevant for the Company’s shareholders to act on or for the Board to consider or are of a type that render them improper or irrelevant to the functioning of the Board or the Company. If appropriate, the Company’s Chief Legal Officer will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board. The Company’s Chief Legal Officer may decide in the exercise of his or her judgment whether a response to any communication is necessary.
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This communications policy does not apply to communications to independent directors from officers or directors of the Company who are shareholders or to shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
The Board does not have a policy on whether or not the roles of the Chief Executive Officer and Chairperson should be separate or, if they are to be separate, whether the Chairperson should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Gandler serving as a director and our Chief Executive Officer and Mr. Bronfman serving as our Executive Chairman and Chairman of the Board. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate at this time and suits the talents, expertise and experience that each of Mr. Gandler and Mr. Bronfman bring to the Company. In addition, we believe that the separation of the positions of Chairman and Chief Executive Officer, coupled with independent leadership on each of our Board committees, reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board does not qualify as an independent director, the independent directors may appoint a lead independent director (“Lead Independent Director”). Our Corporate Governance Guidelines provide that if appointed, the Lead Independent Director’s responsibilities include, but are not limited to: calling separate meetings of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors, reporting to the Chief Executive Officer and the Chairperson of the Board regarding feedback from executive sessions, serving as spokesperson for the Company as requested and performing such other responsibilities that may be designated by a majority of the independent directors from time to time. We currently do not have a Lead Independent Director.
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. Management is responsible for the day-to-day management of risks the Company faces, while, our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, including risks relating to the Company’s credit, liquidity and operations, and oversees the implementation of risk mitigation strategies by management. The Audit Committee primarily oversees the Company’s accounting and financial reporting processes and internal controls and the Company’s compliance with applicable law. The Compensation Committee considers the risks associated with our compensation policies and practices, and the Nominating and Corporate Governance Committee oversees risks relating to our corporate governance practices and structure. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions. The Board’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available in the Governance section of the Company’s website at http://ir.fubo.tv. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
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ANTI-HEDGING POLICY
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, employees, consultants, contractors, agents and other service providers of the Company, and any entities which such persons control. The policy prohibits such persons from purchasing certain financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 13 meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Currently, we do not maintain a formal policy regarding director attendance at annual meetings of shareholders; however, pursuant to our Corporate Governance Guidelines, each director is strongly encouraged to attend each annual meeting of shareholders. All of our directors attended the 2022 annual meeting of shareholders.
EXECUTIVE SESSIONS
During executive sessions of non-management directors, the chairs of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee preside on a rotating basis based on the topics to be discussed. In addition, only the independent directors, without the non-employee directors who are not independent, meet on a periodic basis in executive sessions. During these executive sessions of the independent directors, Laura Onopchenko, the Chair of our Audit Committee, presides over the meeting.
COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.

DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE
David Gandler
Edgar Bronfman Jr.
Ignacio Figueras
Julie Haddon*	X
Daniel Leff*	X	X	Chair
Laura Onopchenko*	Chair
Pär-Jörgen Pärson*		Chair	X
_____________________
*Independent director

AUDIT COMMITTEE
Our Audit Committee’s duties and responsibilities are to, among other things:
•appoint and oversee the work of the independent registered public accounting firm engaged by us and approve audit and non-audit services;
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•evaluate the independence and qualifications of the independent registered public accounting firm at least annually;
•review our annual audited financial statements and quarterly unaudited financial statements and our internal controls;
•discuss with management the Company’s procedures with respect to the presentation of the Company’s financial information and review earnings press releases, earnings guidance provided to analysts and rating agencies and financial information provided to the public, analysts and ratings agencies;
•oversee the design, implementation and performance of our internal audit function;
•set hiring policies with regard to the hiring of employees or former employees of our independent registered public accounting firm;
•periodically review our policies and procedures for reviewing and approving or ratifying “related person transactions”, and review and oversee all related person transactions;
•adopt and oversee procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;
•review any significant legal, compliance or regulatory matters that have arisen or that may have a material impact on our business, financial statements or compliance policies;
•discuss with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any reports or complaints that raise material issues regarding our financial statements or policies;
•review and discuss with management, including the Company’s internal audit function and the Company’s independent auditor, guidelines and policies to identify, monitor, and address enterprise risks, including discussion of the Company’s major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposure, and oversee and monitor management’s plans to address such risks;
•review with the full Board any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and the performance of the internal audit function, if applicable;
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval; and
•conduct and present to the Board an annual self-performance evaluation of the committee.
The members of the Audit Committee are Ms. Haddon, Dr. Leff and Ms. Onopchenko, with Ms. Onopchenko serving as chair. Our Board of Directors has affirmatively determined that Ms. Haddon, Dr. Leff and Ms. Onopchenko each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE rules. In addition, our Board of Directors has determined that Dr. Leff and Ms. Onopchenko each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted an Audit Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The Audit Committee met five times during the fiscal year ended December 31, 2022.
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COMPENSATION COMMITTEE
Our Compensation Committee’s duties and responsibilities are to, among other things:
•review and approve the corporate goals and objectives applicable to the compensation of our Chief Executive Officer (the “CEO”), evaluate at least annually the CEO’s performance in light thereof, and, based on this evaluation, set the compensation level of the CEO;
•oversee an evaluation of the executive officers other than the CEO and, after considering such evaluation, review and approve, or recommend for approval to the Board, the compensation of such executive officers;
•review, approve, amend and administer the Company’s employee benefit and compensation and equity incentive plans, including granting stock options, restricted stock units, stock purchase rights or other equity-based or equity-linked awards to individuals eligible for such grants in accordance with procedures and guidelines as may be established by the Board;
•review at least annually and discuss with management compensation risk and risk management with respect to the Company’s compensation policies and practices;
•approve, or recommend to the Board for approval, the creation or revision of any clawback policy allowing us to recoup compensation paid to employees, if and as the committee determines to be necessary or appropriate, or as required by applicable law;
•review and recommend to the Board the form and amount of compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee;
•oversee regulatory compliance with respect to compensation matters affecting us;
•review and discuss with management the compensation discussion and analysis that we may be required to include in SEC filings, including this Proxy Statement, from time to time;
•conduct and present to the Board an annual self-performance evaluation of the committee; and
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval.
The Compensation Committee may delegate its authority under the Compensation Committee Charter in accordance with applicable laws and regulations.
The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. The Compensation Committee periodically engages Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), formerly known as Radford, an outside consultant, to advise on compensation-related matters. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Aon comparing our compensation to that of a group of peer companies within our industry. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and has determined that Aon’s work does not raise a conflict of interest.
The Compensation Committee consists of Dr. Leff and Mr. Pärson, with Mr. Pärson serving as chair. Our Board of Directors has determined that Dr. Leff and Mr. Pärson each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the NYSE rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a Compensation Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The Compensation Committee met four times during the fiscal year ended December 31, 2022.
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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee’s duties and responsibilities are to, among other things:
•make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of Board members;
•make recommendations to the Board regarding the current composition, organization and governance of the Board and its committees;
•identify individuals qualified to become Board members based on the criteria included in the Corporate Governance Guidelines;
•evaluate the performance of individual members of the Board eligible for re-election, and selecting, or recommending for the selection of the Board, the director nominees for election to the Board by the shareholders at the annual meeting of shareholders or any special meeting of shareholders at which directors are to be elected;
•consider the Board’s leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of the Board, either permanently or for specific purposes, and making such recommendations to the Board as the committee deems appropriate;
•develop and review periodically the policies and procedures for considering nominees recommended by shareholders for election to the Board;
•consider director nominee recommendations from shareholders of the Company that are validly made and in accordance with applicable laws, rules and regulations and the provisions of the Company’s certificate of incorporation and bylaws;
•evaluate and recommend termination of membership of individual directors for cause or for other appropriate reasons;
•evaluate the “independence” of directors and director nominees against the independence requirements of NYSE, applicable rules and regulations of the SEC and other applicable laws;
•recommend to the Board nominees to fill vacancies and newly created directorships on the Board and nominees to stand for election as directors;
•conduct a periodic review of the Company’s succession planning process for the CEO, and any other members of the Company’s executive management team, report its findings and recommendations to the Board, and assist the Board in evaluating potential successors to the CEO or other members of the Company’s executive management team;
•periodically review the structure and composition of each committee of the Board and make recommendations, if any, to the Board for changes to the committees of the Board, including changes in the structure, composition or mandate of the committees, as well as the creation or dissolution of committees;
•develop and recommend to the Board corporate governance guidelines and periodically review the corporate governance guidelines and their application, and make recommendations, if any, to the Board for changes to the corporate governance guidelines;
•oversee the annual evaluation of the Board and its committees;
•develop, approve, review and monitor compliance with our Code of Business Conduct and Ethics, consider questions of possible conflicts of interest of Board members and other corporate officers, review actual and potential conflicts of interest of Board members and corporate officers, other than related party transactions reviewed by the Audit Committee, and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity;
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•engage independent legal counsel, search firms, and other advisors as it determines necessary to carry out its duties, and have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms;
•conduct and present to the Board an annual self-performance evaluation of the committee; and
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval.
Our Nominating and Corporate Governance Committee consists of Dr. Leff and Mr. Pärson, with Dr. Leff serving as chair. Our Board of Directors has affirmatively determined that Dr. Leff and Mr. Pärson each meet the definition of “independent director” under the NYSE rules. Our Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2022.
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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis provides information about the material components of our executive compensation program for our “named executive officers” for 2022, consisting of the following persons:
•David Gandler, our President, Chief Executive Officer and Director;
•John Janedis, our Chief Financial Officer;
•Edgar Bronfman Jr., our Executive Chairman;
•Alberto Horihuela Suarez, our Chief Operating Officer; and
•Simone Nardi, our former Chief Financial Officer.
Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee and our Board arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2022 and certain changes to our executive compensation program that have been implemented for 2023.
COMPANY OVERVIEW AND 2022 BUSINESS HIGHLIGHTS
Fubo is a sports-first, live TV streaming company, offering subscribers access to tens of thousands of live sporting events annually, as well as leading news and entertainment content. Our platform allows customers to access content through streaming devices and on SmartTVs, mobile phones, tablets, and computers.

2022 marked a pivotal year for Fubo, as we surpassed $1 billion in total annual revenue (up approximately 58% year-over-year), including approximately $102 million of annual advertising revenue (up approximately 38% year-over-year). We also closed out the year with 1.445 million subscribers in North America (up approximately 29% year-over-year) and 420,000 subscribers in Rest of World (up 117% year-over-year).

Throughout the year, we continuously evaluated the return on investment of our content portfolio in order to balance a content offering designed to grow, engage, and retain subscribers against the cost to Fubo. We also undertook measures to position our business for the challenging macroeconomic environment, and in support of our commitment to our long-term target of achieving positive Adjusted EBITDA in 2025, which we announced at our first Investor Day as a public company held in August 2022. We believe our performance over the course of the year reaffirms our unique value proposition and long-standing thesis that an aggregated offering is the most attractive live TV option for both consumers and media partners.
RESPONSE TO 2022 SAY-ON-PAY VOTE, SHAREHOLDER FEEDBACK AND CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM IN RESPONSE TO FEEDBACK
Fubo’s Board, Compensation Committee and management value the feedback provided by our shareholders, including feedback related to our executive compensation programs and practices. Throughout the year, we actively engage and seek input from our shareholders regarding various operational, corporate governance and executive compensation topics. In evaluating and establishing our executive compensation policies and programs, our Board and Compensation Committee actively consider the opinions expressed by our shareholders through the annual “say-on-pay” advisory vote at each annual shareholder meeting, as well as
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through our ongoing shareholder engagement efforts. Investor feedback is important to us, and we are committed to continuing to engage with our shareholders in the future to understand and consider their views.
We have historically experienced strong support on our executive compensation programs. In connection with our say-on-pay proposals submitted to our shareholders in 2020 and 2021, approximately 99% and 95% of the votes cast were in favor of the say-on-pay vote in the applicable year.
2022 SAY-ON-PAY ADVISORY VOTE RESULT AND RESPONSE
In connection with our 2022 annual meeting of shareholders, approximately 58.0% of the votes cast by our shareholders were in favor of the say-on-pay vote. This was significantly lower than the support in preceding years.
In response, at the Compensation Committee’s direction, Fubo initiated a proactive shareholder outreach program to solicit feedback and better understand investor perspectives on executive compensation, as well as on other operational and governance matters. While we held discussions with a number of our shareholders in the spring before the 2022 Annual Meeting of Shareholders, we continued these discussions throughout the year and into the first quarter of 2023 following the results of the 2022 say-on-pay vote. Our cross-functional team that participated in these discussions to address investors’ specific focus areas typically included executives from our Investor Relations and Legal departments, as well as our Chief Financial Officer and the chair of the Compensation Committee

2022 SHAREHOLDER ENGAGEMENT EFFORT SUMMARY
Our shareholder engagement campaign following the 2022 say-on-pay vote during 2022 and early 2023 included outreach to institutional investors within the Company’s top 15 shareholder base which, in the aggregate, held approximately 32% of shares outstanding (excluding the percentage of shares held by funds affiliated with our directors). To our knowledge based on review of public filings, we determined that no institutional investor outside of this target outreach group held 1% or more of our shares outstanding. We engaged in discussions with all that responded to our outreach, representing in the aggregate approximately 19% of shares outstanding, including our two largest shareholders and shareholders who voted against our 2022 say-on-pay proposal.

In addition, to enhance engagement with Fubo’s shareholder base, including our large retail investor base, we partnered with Say Technologies for our Q4 2022 earnings call and plan to do so going forward in 2023. Through the Say Technologies’ Q&A platform, Fubo shareholders can submit questions and Fubo management is able to respond to these during our earnings calls or via the platform.

SHAREHOLDER FEEDBACK AND ACTIONS IN RESPONSE	We covered a wide range of topics in these meetings, including executive compensation, environmental, social and governance, and human capital management. A summary of the specific feedback we received from our shareholders on executive compensation matters during our engagement efforts, including our two largest shareholders, and the specific actions we took in response to the feedback, is provided below.
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WHAT WE HEARD . . .	WHAT WE DID . . .

Investors Disfavored CEO’s Long-Term Performance Option Design: In October 2020 in connection with the Merger and Fubo’s commencement of trading on the New York Stock Exchange, the Board granted Mr. Gandler a special, one time grant of 4,100,000 performance-based stock options (the “Gandler Performance Options”) with an exercise price per share of $10.00. 80% of the Gandler Performance Options (2,624,000) remain unvested. As a condition to receiving this grant, Mr. Gandler and his affiliates and transferees agreed that his existing founder shares would not be sold during the five year performance period under the Gandler Performance Options, except that 50% of his founder shares could be sold from 2021 to 2023, with no more than 25% sold in 2021, and no more than 20% in each of 2022 and 2023.

Shareholders expressed concerns over the following design elements of the award:

Amendment of Vesting Terms of Gandler Performance Option in April 2023 to Remove Discretion: In April 2023, in consultation with Aon, the Compensation Committee’s independent compensation consultant, the Board approved an amendment to the Gandler Performance Options, which implemented the following modifications (the “Amended Gandler Performance Options”):

•Award Permitted Vesting in Compensation Committee’s Discretion Despite Nonachievement of Performance Goals: The performance targets applicable to the Gandler Performance Options were pre-determined by the Board at the time of grant tied to stock price, revenue, gross margin, subscribers, launch of new markets and, commencing in 2023, creation of new revenue streams, however, the Compensation Committee retained a certain degree of discretion in determining the vesting of the award each year. Specifically, shareholders noted that the Compensation Committee determined that 20% of the award vested with respect to 2021 performance despite the fact that certain performance targets established for 2021 were not met.

•Removed Discretion and Tied Vesting to Achievement of Pre-Established Performance Objectives: The Gandler Performance Option was amended to provide that any additional vesting of the remaining 80% of the original award, including the portion of the option originally eligible to vest in early 2023 based on 2022 performance, is now tied to the achievement of pre-established Adjusted EBITDA, revenue and subscriber objectives during the year ended December 31, 2025, removing the discretionary nature of such award and introducing specific weightings for each performance metric.

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•Performance Goals Lacking Rigor and Disclosure of Performance Objectives Inadequate: Shareholders expressed concerns over the rigor of the performance goals under the Gandler Performance Options and the level of disclosure surrounding the award, including considerations surrounding metrics, goals and achievement.

•Aligned Targets to Company’s Long-Term Plan and Profitability Goal: The Gandler Performance Option was amended to align the performance goals with the Company’s long-term strategic plan and path to profitability that was presented at the Company’s 2022 investor day in August 2022. No portion of the award vested for 2022 performance and service. Specifically, the Amended Gandler Performance Options will be eligible to vest based on the achievement of Adjusted EBITDA, revenue and subscriber goals during the year ending December 31, 2025, weighted at 50%, 25% and 25%, respectively, as described in the table below.

Target goals for each objective were established, and threshold goals were also established for the subscribers and revenue objectives and performance below threshold will result in none of the options vesting with respect to those objectives. Accordingly, solely based on the level of attainment relative to these performance goals during 2025, the award will vest, if applicable, in February 2026, subject to Mr. Gandler’s continued employment through the vesting date.

The Compensation Committee has determined that the threshold and target levels for 2025 subscribers will be 1,500,000 and 2,000,000, respectively. The Compensation Committee has determined that the Company must achieve positive Adjusted EBITDA in 2025 for any portion of the award tied to this performance metric to vest. Specifically, as described in the table above, 50% of the Amended Gandler Performance Option is subject to the achievement of positive Adjusted EBITDA, with no payout below target, underscoring our commitment to driving profitable growth.

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•Annual Performance Periods: The Gandler Performance Options provided for annual vesting based on the attainment of pre-determined annual targets over a five-year period, whereas shareholders expressed a desire for longer, multi-year performance periods.

•Performance Outcomes Tied to 2025 Performance on Key Metrics: The Amended Gandler Performance Options will be eligible to vest based on the achievement of pre-established Adjusted EBITDA, revenue and subscriber goals during the year ending December 31, 2025. Specifically, the performance goals under the Amended Gandler Performance Options are tied to the Company’s most significant long-term operational goal - successful achievement of positive Adjusted EBITDA by the end of 2025 - and the revenue and subscriber goals set by the Compensation Committee for 2025 for purposes of the Amended Gandler Performance Options were specifically tied to revenue and subscriber levels necessary to achieve this Adjusted EBITDA objective, based on current operating assumptions, underscoring our commitment to driving profitable growth. While the Amended Gandler Performance Options are eligible to vest based on performance during a one year performance period (fiscal year 2025), the performance objectives established for this performance period will only be attainable if the Company achieves interim performance during 2023 and 2024 consistent with the Company’s long-term strategic plan and path to profitability that was presented at the Company’s 2022 investor day in August 2022.

•Enhanced Disclosure: The Company has provided increased disclosure regarding the terms of the Amended Gandler Performance Options in this Proxy Statement. The Amended Gandler Performance Options are described below under “Key Executive Compensation Changes for 2023—Changes to CEO Long-Term Performance Option Design.”

Investors Sought Further Alignment of Performance and Executive Compensation: Shareholders expressed a desire for further alignment of company performance and executive compensation. Specifically, shareholders expressed concerns relating to lack of disclosure surrounding bonus payouts and the size and non-recurring nature of equity awards to our named executive officers.

Changes to Executive Compensation Program Create Clearer and Increased Emphasis on Pay-for-Performance: In 2022, the actions we took to further align executive compensation with company performance and the interest of Company’s shareholders, included:

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•Engagement of New Independent Compensation Consultant: In October 2022, the Compensation Committee retained Aon, an independent third-party compensation consulting firm, to review the Company’s compensation practices and for guidance on making go-forward compensation decisions, including the design of the Amended Gandler Performance Options.

•Establishment of Peer Group for Purposes of Setting 2023 Executive Compensation: Prior to the engagement of Aon, the Compensation Committee did not refer to a formal peer group when evaluating and determining executive compensation. In December 2022, the Compensation Committee, working with Aon, determined to establish a peer group for use as a reference when determining 2023 executive compensation, including base salaries, bonus awards and equity awards, as applicable. The Compensation Committee will review our peer group annually to reflect changes in revenue, market capitalization and other factors, including acquisitions or divestitures, and revise the companies included in the peer group accordingly.

•Annual Bonuses Tied to Performance: Commencing in 2022, the Compensation Committee established a formal annual cash incentive program under which all named executive officers, other than Messrs. Bronfman and Nardi, were eligible for a 2022 performance bonus based upon the achievement of pre-established corporate performance goals and objectives approved by our Board and individual performance, each weighted at 50%. Revenue and subscribers were selected as the corporate performance metrics for purposes of determining 2022 annual bonuses and threshold, target and maximum payouts were established for each metric. These corporate performance goals were set at challenging levels such that the attainment of target annual cash incentive award opportunities tied to corporate performance was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals, which is reflected in the overall 93.4% achievement and payout level of the corporate component.

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The Compensation Committee believes that each of these goals was strongly aligned with the creation of shareholder value. See “Executive Compensation Components—Annual Performance Bonuses” for more information.

The Compensation Committee adopted a similar annual bonus program for 2023, which is described below under “Key Executive Compensation Changes for 2023—2023 Annual Bonus Program.”

Lack of Compensation Risk Mitigators: Shareholders expressed concern over a lack of compensation risk mitigators, including a clawback policy.
Clawback Policy Complying with Dodd-Frank Act to be Adopted: While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act, we have not yet adopted a compensation recovery policy as will be required under the Dodd-Frank Act. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the New York Stock Exchange’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. We will implement a clawback policy in accordance with the new listing standard when the new listing standard becomes final.

Caps on Annual Bonus Payouts: For 2022, the Board established maximum annual bonus payouts at 110% of target for both corporate and individual performance under the 2022 bonus program

KEY EXECUTIVE COMPENSATION CHANGES FOR 2023
ENGAGEMENT OF NEW INDEPENDENT COMPENSATION CONSULTANT

In October 2022, the Compensation Committee retained Aon, an independent third-party compensation consulting firm, to advise on various executive and employee compensation-related matters and for guidance on making go-forward compensation decisions, including the design of the Amended Gandler Performance Options. Under this engagement, Aon provides our Compensation Committee information, analysis, and other advice regarding our compensation practices, philosophies and designs, including assistance with the development of a compensation peer group for guidance in making compensation decisions (as described below).
COMPETITIVE POSITIONING AND ESTABLISHMENT OF PEER GROUP
Prior to the engagement of Aon, the Compensation Committee considered market data from relevant peers but did not refer to a formal peer group when evaluating and determining executive compensation. In December 2022, the Compensation Committee, working with Aon, determined to establish a peer group for use as a reference when determining 2023 executive compensation, including base salaries, bonus awards and equity awards, as applicable. The Compensation Committee will review our peer group annually to reflect changes in revenue, market capitalization and other factors, including acquisitions or divestitures, and revise the companies included in the peer group accordingly.
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The peer group established by the Compensation Committee in December 2022 consists of 17 companies with the following characteristics and was selected based on the following parameters and not on the basis of executive compensation levels:

Sector	Interactive media and services, technology, and movie and entertainment companies with business models similar to Fubo
Market Capitalization	Market capitalization of .3x – 3x Fubo’s market capitalization at the time the peer group was selected of $630 million, resulting in a range of $200 million to $1.9 billion
Revenue	Trailing 12 month revenue of .3x – 3x Fubo’s trailing 12 month revenue at the time the peer group was selected of $920.0 million, resulting in a range of $310 million to $2.76 billion
Headcount	.3x – 3x Fubo’s projected December 31, 2022 headcount of 510 employees, resulting in a range of 175 to 1,525 employees
For 2023, this peer group consists of the following companies:

AMC Networks Bumble Cable One Cumulus Media Dropbox IAC	Lions Gate Entertainment Peloton Interactive Roku Shutterstock Sirius XM Spotify Technology	The New York Times Company Trade Desk, Inc. Vimeo WideOpenWest World Wrestling Entertainment

Our Compensation Committee is reviewing the foregoing comparable company data in connection with making 2023 executive compensation decisions, including its review of the designs and target compensation levels of our named executive officers, to help ensure that our compensation programs are competitive and fair.

The Compensation Committee does not rely entirely on that data to determine named executive officer compensation. Instead, as described below and consistent with past practice, the Compensation Committee members rely on their judgment and experience in setting those compensation levels and making those awards, as well as shareholder feedback. Historically, the Compensation Committee has not set cash compensation and target cash compensation by reference to a specific level relative to comparable company data, since the Compensation Committee has not historically referred to peer group data in making executive compensation decisions. Based on the peer group established in December 2022, our named executive officers’ cash compensation and target total cash compensation opportunities remain at approximately the 25th percentile or below of the peer company data for comparable positions. The compensation levels of the named executive officers also reflect to a significant degree the varying roles and responsibilities of such executives.

CHANGES TO CEO LONG-TERM PERFORMANCE OPTION DESIGN

As described above under “Response to 2022 Say-on-Pay Vote, Shareholder Feedback and Changes to Our Executive Compensation Program in Response to Feedback,” in April 2023, in consultation with Aon, the Board approved the Amended Gandler Performance Options.

2023 ANNUAL BONUS PROGRAM

For 2023, we have adopted a similar bonus program for our named executive officers to the program in effect for 2022 and described below, which is designed to align the performance targets with Fubo’s key strategic objectives and the creation of shareholder value. In 2022, in response to the evolving macroeconomic environment and investor sentiment, we further sharpened our focus on our path to profitability. At our investor day in August 2022, we announced our long-term target of achieving positive Adjusted EBITDA during the year ended December 31, 2025. Underscoring our emphasis and commitment to profitable growth, the Compensation Committee introduced Adjusted EBITDA as a third performance goal for the corporate component of our 2023 annual bonus program, in addition to revenue and subscriber goals that were retained for 2023 (weighted at 50%, 25% and 25%, respectively).
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OUR CHIEF EXECUTIVE OFFICER’S COMPENSATION REFLECTS A STRONG CONNECTION BETWEEN PAY AND PERFORMANCE
The table below shows the compensation of our Chief Executive Officer and compares the reported values in the Summary Compensation Table to his earned compensation for 2022.

Mr. Gandler's 2022 total compensation, as reported in the Summary Compensation Table, includes $7,255,640 as the grant date fair value of the portion of the Gandler Performance Option that was originally eligible to vest for 2022 performance under the original terms of the award. However, as a result of the amendment to the Gandler Performance Option in April 2023, all future vesting, including the portion of the option originally eligible to vest in early 2023 based on 2022 performance, is now tied to the achievement of pre-established Adjusted EBITDA, revenue and subscriber objectives during the year ended December 31, 2025.

As a result, while no vesting occurred for 2022 performance or service, SEC rules require the award to be reported in the Summary Compensation Table for 2022. This therefore inflates Mr. Gandler’s disclosed total compensation beyond what he earned for 2022, which was $1,127,221. It is also worth noting that the options have an exercise price of $10.00 and therefore are underwater as of the end of 2022 and the date of this Proxy Statement.

Accordingly, there is a clear and stark difference between the reported value of our Chief Executive Officer’s pay and his earned compensation for 2022. The table below demonstrates how our pay-for-performance philosophy works in practice.

CEO 2022
Summary Compensation Table (SCT) vs.
Earned Compensation
$10
$0
Millions
$7.3
$0.5
$0.6
$0.5
$0.6
SCT
Earned Compensation
Base Salary
Short-Term Incentive
Long-Term Incentive

OVERVIEW OF 2022 EXECUTIVE COMPENSATION DECISIONS

As discussed above, our 2022 executive compensation program incorporates significant and meaningful changes to our executive compensation program and, more specifically, our Chief Executive Officer’s compensation and pay mix. The primary elements of our compensation program for our named executive officers and a summary of the actions taken by the Compensation Committee during 2022 related to that 2022 compensation program, which is reflected in the compensation tables below, are set forth below.
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Modest Cost-of-Living Base Salary Increases
Mr. Gandler and Mr. Horihuela received 3% cost-of-living increases to their base salaries for 2022. Mr. Janedis was not eligible for a base salary increase during 2022 due to his commencement of employment in February 2022.
Mr. Bronfman receives a cash retainer fee in connection with his service as our Executive Chairman rather than payment of a base salary, which retainer fee was unchanged for 2022.

Annual Bonuses Tied to Performance
For 2022, our Compensation Committee established a formal bonus program under which each named executive officer, other than Messrs. Bronfman and Nardi, was eligible for a 2022 performance bonus based upon the achievement of pre-established corporate performance goals and objectives approved by our Board and individual performance, each weighted at 50%.
Revenue and subscribers were selected as the corporate performance metrics for purposes of determining 2022 annual bonuses and maximum payouts were established. These corporate performance goals were set at challenging levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals, which is reflected in the overall 93.4% achievement and payout level of the corporate component.
Based on our corporate performance during 2022, and the Compensation Committee’s evaluation of our named executive officers’ individual performance, our named executive officers who were eligible for annual bonuses received bonuses representing payouts at 96.7% of target.

Limited Long-Term Incentive Awards During 2022
Mr. Janedis was the only named executive officer to receive equity awards during 2022. He received RSUs in March 2022 in connection with his commencement of employment and in November 2022 as part of our annual grant program. These RSUs vest annually over four years.
RSU awards are granted because they are less dilutive to our shareholders, as fewer shares of our Common Stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

OUR EXECUTIVE COMPENSATION BEST PRACTICES

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our shareholders’ long-term interests:
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✓
WHAT WE DO
✓Pay for Performance— We design our executive compensation program to align pay with company performance.
✓Significant Portion of Compensation is At-Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and shareholders.
✓Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually.
✓Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices.
✓Annual Compensation Risk Assessment—Each year we perform an assessment of any risks that could result from our compensation plans and programs.

✓Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.
✓Double-Trigger Vesting. We use double-trigger accelerated vesting of equity awards in the event of a change in control. Cash amounts payable upon a change in control are also subject to a double trigger.
✓Annual Say-on-Pay Vote. We hold an annual say-on-pay advisory vote for shareholders.
✓Active Shareholder Engagement Program. We proactively engage with our shareholders throughout the year.
✓Competitive Peer Group. Our Compensation Committee selects our peers based on quantitative and qualitative criteria, including sector, type of business, market capitalization, revenue, and headcount.

X WHAT WE DON’T DO
XHedging/Pledging of Company Stock—We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock.
XTax Gross-Ups—We do not provide tax gross-ups to our named executive officers.
XPerquisites—We do not provide excessive perquisites to our named executive officers.

XNo Stock Option Repricing—The Restated Plan, as described in Proposal 4, expressly prohibits the repricing of underwater stock options without shareholder approval.
XExecutive Retirement Plans—We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans and arrangements that are available to all employees. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees.

COMPENSATION DETERMINATION PROCESS
ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee develops, reviews and approves each of the elements of our executive compensation program in order to align the program with our business strategy and areas that we believe drive the creation of shareholder value. The Compensation Committee also regularly assesses the effectiveness and competitiveness of our compensation programs. In carrying out these roles, the Compensation Committee obtains input from executive officers regarding our annual operating plan, expected financial results, and related risks.

Each year our Compensation Committee reviews appropriate threshold, target and maximum performance goals for our performance bonus programs for the year, but such objectives historically have been recommended to the full board of directors for approval. In addition, in the first quarter of each year, the Compensation Committee reviews the performance of each of our named executive officers during the previous
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year. At this time the Compensation Committee also reviews our performance relative to the corporate performance objectives set by the Board for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the Compensation Committee’s evaluation of each named executive officer’s performance for the year under review.

In addition, annually, the Compensation Committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.
ROLE OF OUR MANAGEMENT
Our Chief Executive Officer, with the assistance and support of our Senior Vice President, People Operations, Chief Legal Officer and Chief Financial Officer, aids the Compensation Committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The Compensation Committee also, on occasion, meets with our Chief Executive Officer and other members of management to obtain recommendations with respect to our compensation programs and practices generally. The Compensation Committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation. In the beginning of each year, our named executive officers work with our Chief Executive Officer to establish their individual performance goals for the year, based on their respective roles within the company.
Our Chief Executive Officer generally attends all of the Compensation Committee meetings, but the Compensation Committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.
ROLE OF COMPENSATION CONSULTANT AND COMPARABLE COMPANY INFORMATION
The Compensation Committee is authorized to retain the services of third-party compensation consultants and other outside advisors to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Compensia served as the Compensation Committee’s independent compensation consultant during the majority of 2022. The Compensation Committee requested that Compensia advise it on a variety of compensation-related issues, including conducting market research and analysis of current practices of comparable public companies to assist the Compensation Committee in developing director and executive compensation levels, and providing general information concerning director and executive compensation trends and developments.

In October 2022, the Compensation Committee retained Aon, an independent third-party compensation consulting firm, for guidance in making compensation decisions. Aon assists the Compensation Committee’s development and evaluation of compensation policies and practices and the Compensation Committee’s determinations of compensation awards through various services, including providing third-party data, advice and expertise on proposed executive compensation awards and plan designs. See “Key Executive Compensation Changes for 2023” for more information.
Neither Compensia nor Aon provided any other services to us in 2022 beyond their engagement as an advisor to the Compensation Committee on director and executive compensation matters. The Compensation Committee assessed the independence of Compensia and Aon pursuant to SEC and New York Stock Exchange rules and concluded that no conflict of interest existed that would have prevented Compensia or Aon from serving as an independent consultant to the Compensation Committee during 2022 or, for Aon, currently.
COMPETITIVE POSITIONING
Prior to the engagement of Aon in September 2022, the Compensation Committee did not refer to a formal peer group when evaluating and determining executive compensation. In December 2022, the Compensation Committee, working with Aon, determined to establish a peer group for use as a reference when determining 2023 executive and director compensation, including base salaries, bonus awards and equity awards, as applicable. The Compensation Committee will review our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revise the companies included in the peer group accordingly
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COMPENSATION PHILOSOPHY AND OBJECTIVES
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees, including our named executive officers. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our executive officers with those of our shareholders.
EXECUTIVE COMPENSATION COMPONENTS
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
BASE SALARIES

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. The base salary of executive officers is also evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies based on market surveys and, commencing in December 2022, our peer group. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
In July 2022, the Compensation Committee reviewed the base salaries of Messrs. Gandler and Horihuela, who were the only named executive officers eligible for a base salary adjustment at that time. Mr. Bronfman receives a cash retainer fee for his service as our Executive Chairman, in accordance with our director compensation policy, rather than a base salary, which was unchanged during 2022. The Compensation Committee, in consultation with our Chief Executive Officer (with respect to the salary of Mr. Horihuela), determined that the base salaries of Messrs. Gandler and Horihuela would be as follows, which increases were effective July 1, 2022:

Named Executive Officer	2022 Base Salary	% Increase
David Gandler	$566,500	3%
Alberto Horihuela Suarez	$412,000	3%
The actual base salaries paid to all of our named executive officers for 2022 are set forth in the “Summary Compensation Table” below.
ANNUAL PERFORMANCE BONUSES

For 2022, our Compensation Committee established a formal bonus program under which each named executive officer, other than Messrs. Bronfman and Nardi, was eligible for a 2022 performance bonus based upon the achievement of pre-established corporate performance goals and objectives approved by our Board
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and individual performance. Mr. Bronfman does not receive an annual bonus and Mr. Nardi was not eligible for an annual bonus for 2022 due to his departure in early 2022.

Target bonuses are set as a percentage of the executive’s base salary as of the end of the bonus year and are expected to be paid out in the first quarter of the following year. Our named executive officers’ target bonuses for 2022 are set forth in the table below. Under the terms of Mr. Nardi’s transition agreement, he was not eligible to receive a 2022 bonus. The bonuses for our named executive officers were based 50% on achievement of corporate objectives and 50% on achievement of individual objectives.

At the beginning of 2022, the Board (considering the recommendations of the Compensation Committee and management) set corporate goals and objectives for the year. These goals and objectives and the proportional emphasis placed on each were set by the Board after considering management input and our overall strategic objectives. The individual component of each named executive officer’s bonus award is not necessarily based on the achievement of any predetermined criteria or guidelines but rather on the Compensation Committee’s subjective assessment of the officer’s overall performance of his or her duties.

All final bonus payments to our named executive officers are determined by our Compensation Committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the Compensation Committee. Under our 2022 annual bonus plan, the maximum bonus payable to a named executive officer was 110% of his target bonus.
CORPORATE PERFORMANCE GOALS AND PERFORMANCE LEVELS

Performance Measures. The 2022 corporate performance goals for annual bonus plan purposes were based on our 2022 annual revenues and subscribers in North America. The Board selected these two measures for the annual bonus plan to focus our executive officers on two of Fubo’s critical strategic priorities of growing subscribers and revenue (subscription and advertising). Although Fubo operates internationally in France and Spain, the Compensation Committee determined to align bonuses with North America metrics for 2022 because this represented approximately 97% of the company’s total revenue. The Compensation Committee believes the performance metrics selected are critical elements to achieving our key strategic goals and are strongly aligned to the creation of shareholder value. See the subsection “Key Executive Compensation Changes for 2023—2023 Annual Bonus Program” above for a discussion of changes to our annual bonus program to continue to align executive compensation and shareholder value.

Performance Levels and Payout Levels. The Compensation Committee set goals for each of the 2022 performance measures at levels that it considered rigorous and challenging, based in part on its evaluation of the relevant risks and opportunities, such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. More specifically, the Compensation Committee reviewed the relevant financial measures in our annual operating plan and assessed several factors related to achieving these goals, including implied performance relative to prior years and execution risk. In light of these factors, the 2022 targets for North America revenue and subscribers represented a 70% and 34% growth rate over our 2021 results, respectively.

The Compensation Committee also set the threshold and maximum performance levels at 90% and 110%, respectively, which the Compensation Committee believed required strong execution for any payout with respect to the corporate objectives and represented a significant challenge. Payout levels represent the amount to be paid to named executive officers based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance. If the target performance level for either metric was achieved, 100% of the target incentive payment for that metric was payable to the named executive officers, and if the maximum performance level for either metric was achieved, 110% of the target incentive payment for that metric was payable to the named executive officers. If the threshold performance level is achieved for either metric, performance between the threshold and target levels and between the target and maximum levels will result in a payout for each metric that is interpolated in a straight-line manner.

Attainment. The table below provides additional details about the Compensation Committee’s assessment of our actual performance against our 2022 corporate performance goals:
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Performance Metric (Weighting)	Below Threshold	Threshold	Target	Maximum	Actual Result

North America Revenue (50%) ($ millions)	< $977	$977	$1,085	$1,194	$984
% of Target	< 90%	90%	100%	110%	90.7%
North America Subscribers (50%) (millions)	<1,355	1,355	1,505	1,656	1,445
% of Target	< 90%	90%	100%	110%	96.0%
Payout Percentage	0%	90%	100%	110%	93.4%

The overall 93.4% achievement level was then used to determine the corporate component of each named executive officer’s bonus. We believe this demonstrates the rigor of our performance targets and commitment to paying for performance given the below target payouts despite Fubo’s record high revenue and subscribers in 2022, including year-over-year growth rates of 55% and 29% relative to 2021 performance, respectively.
INDIVIDUAL PERFORMANCE

A portion of each named executive officer’s bonus for 2022 also related to individual performance. The Compensation Committee’s determination of the individual components of the 2022 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance objectives, criteria or guidelines, but rather on the Compensation Committee’s subjective assessment of each officer’s overall performance of their duties during 2022. Our named executive officers’ individual achievement is evaluated on the same basis as our employees generally, and only three performance ratings for individual performance are available under our annual bonus plan – below expectations, which results in a 0% individual achievement percentage, meets expectations, which results in a 100% individual achievement percentage, and exceeds expectations, which results in a 110% individual achievement percentage. Within the confines of our annual bonus program, and after considering our named executive officers’ individual contributions during 2022, our named executive officers each received a 100% achievement level with respect to their individual performance during 2022.
ANNUAL CASH INCENTIVE TARGETS AND PAYOUT DETERMINATION FOR 2022

Named Executive Officer	Target Percentage of Base Salary	Target Dollar Amount	Corporate Performance Weighting	Corporate Performance Percentage	Individual Performance Weighting	Individual Performance Percentage	Annual Cash Incentive Award for 2022
David Gandler	100%	$558,250	50%	93.4%	50%	100%	$539,779
John Janedis	50%	$215,000	50%	93.4%	50%	100%	$207,886
Alberto Horihuela Suarez	50%	$203,000	50%	93.4%	50%	100%	$196,283
The annual performance bonuses paid to our named executive officers for 2022 are set forth in the “Summary Compensation Table” below.
LONG-TERM EQUITY INCENTIVES
We maintain the fuboTV Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides our employees (including the named executive officers) and other eligible service providers the opportunity to participate in the equity appreciation of our business and incentivizes them to work towards the long-term performance goals of the company. We believe that such awards function as a compelling incentive and retention tool.
The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our shareholders.
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Our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. We have had no program, plan or practice pertaining to the timing of equity awards to our named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual grants. Annual grants of equity awards are typically approved by the Compensation Committee during the fourth quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee.
EQUITY VEHICLES

Equity awards to our named executive officers generally consist of one of three different types of awards, or a combination of these awards: stock options (which may be time-based or performance-based), time-based RSUs and performance-based RSUs, or PRSUs. We use a combination of these components to align executive performance with long-term shareholder interests, minimize the cost of equity awards, and associated dilution, to the company and to provide competitive compensation and to attract and retain executive talent.

•Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our Common Stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our Common Stock over the long term, and they tightly align the interests of our executives with those of our shareholders. Time-based stock options generally vest over four years. We have also granted stock options with performance-based vesting to Mr. Gandler and Mr. Bronfman, as described elsewhere in this compensation discussion and analysis and in the “Outstanding Equity Awards Table” below.

•Time-based RSUs are less dilutive to our shareholders than stock options, as fewer shares of our Common Stock are granted to achieve an equivalent value relative to stock options, and are an effective retention tool because they maintain value even in cases where the share price is trading lower than the initial grant price. Our time-based RSUs generally vest over four years.

•Performance-based RSUs share the same benefits as time-based RSUs, with the additional alignment of value delivered to our executives with achievement of performance objectives intended to align the interests of our executives with our shareholders. We have granted performance-based RSUs to Mr. Horihuela, as described below and in the “Outstanding Equity Awards Table” below.

From time to time, our Compensation Committee may determine that a vesting schedule different than indicated above is appropriate.

The outstanding equity awards held by our named executive officers, including awards granted in 2022, are described below.
2022 EQUITY AWARDS

Historically our executive officers have not received regular, annual awards. The Compensation Committee has generally determined the value of each equity grant to our named executive officers using a holistic evaluation that takes into account competitive market data of peer companies, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to his own performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. Commencing in 2023, the Compensation Committee will also consider a competitive market analysis prepared by our independent compensation consultant with market data from our peer group for each role. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term shareholder value.
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In connection with the commencement of Mr. Janedis’s employment in February 2022, on March 12, 2022, our Board, upon the recommendation of our Compensation Committee, granted Mr. Janedis an award of RSUs covering 211,021 shares of our Common Stock. This award was granted under the 2020 Plan and vests in four equal installments. The first installment vested on February 20, 2023 and the remaining three installments will vest on February 20, 2024, February 20, 2025 and February 20, 2026, subject to Mr. Janedis’s continued employment through each vesting date.

Mr. Janedis was granted an additional annual equity award of RSUs on November 20, 2022, covering 224,719 shares of our Common Stock, in connection with our annual broad-based equity awards to employees. The award was granted under the 2020 Plan and vests in four equal installments on each of November 20, 2023, November 20, 2024, November 20, 2025 and November 20, 2026, subject to Mr. Janedis’s continued employment through each vesting date; the tranche scheduled to vest on November 1, 2026 is also subject to shareholder approval of the Restated Plan pursuant to Proposal 4. In the event the Restated Plan is not approved by our shareholders, this portion of Mr. Janedis’ November 2022 RSU award will be forfeited.

None of our other named executive officers received equity awards during 2022.
DAVID GANDLER OCTOBER 2020 PERFORMANCE-BASED STOCK OPTION

On October 8, 2020 we awarded Mr. Gandler the Gandler Performance Options, consisting of a stock option under the 2020 Plan to purchase 4,100,000 shares of our Common Stock with an exercise price per share of $10.00. Under the terms of his option agreement, the options were scheduled to vest and become exercisable with respect to the underlying shares upon the attainment of pre-determined targets over a five-year period tied to stock price, revenue, gross margin, subscribers, launch of new markets and, commencing in 2023, creation of new revenue streams, and the Board would review attainment of such goals annually from 2021 through 2025 to determine if any vesting is warranted. As a condition to receiving this grant, Mr. Gandler and his affiliates and transferees agreed that his existing founder shares will not be sold over the five year performance period, except that 50% of his founder shares may be sold from 2021 to 2023, with no more than 25% sold in 2021, and no more than 20% in each of 2022 and 2023.

For 2022, the performance metrics and corresponding objectives for Mr. Gandler’s stock option consisted of: revenue of $600.0 million; subscribers of 1,000,000; one new market launch; Adjusted Contribution Margin (“ACM”) of 15%; and stock price performance of 300% of the IPO price during the last 30 trading days of year. As discussed below, no portion of the award vested for 2022 performance and service, despite certain targets being met or exceeded. While no vesting occurred, SEC rules require the award to be reported in the Summary Compensation Table for 2022 since the vesting was originally based on 2022 goals.

As discussed above under “Response to 2022 Say-on-Pay Vote, Shareholder Feedback and Changes to Our Executive Compensation Program in Response to Feedback” and “Key Executive Compensation Changes for 2023,” the Gandler Performance Options were amended in April 2023 to provide that any additional vesting, including the portion of the option originally eligible to vest based on 2022 performance, would be tied to the achievement of pre-established subscribers, revenue and Adjusted EBITDA objectives during the year ended December 31, 2025, removing the discretionary nature of such award and introducing specific weightings and target, threshold and maximum levels for each performance metric.

For a description of the amended award, please refer to “Response to 2022 Say-on-Pay Vote, Shareholder Feedback and Changes to Our Executive Compensation Program in Response to Feedback” and “—Key Executive Compensation Changes for 2023” above. To remain eligible to vest in the options, Mr. Gandler must remain in continuous service with the Company through the date on which the Company’s performance for the 2025 performance year is certified, which will occur on or before February 20, 2026.

The equity awards granted to Mr. Gandler are subject to accelerated vesting under the terms of his employment agreement, as described below under “Employment Agreements.”
ALBERTO HORIHUELA NOVEMBER 2021 RSU AWARDS

On November 3, 2021, our Board, upon the recommendation of our Compensation Committee, approved an award of PRSUs covering 1,400,000 shares of our Common Stock to Mr. Horihuela (the “Horihuela PRSU
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Award”). The Horihuela PRSU Award was granted under the 2020 Plan and vests up to 20% for each of 2021, 2022, 2023, 2024, and 2025 upon the attainment each such year of pre-determined targets tied to revenue, subscribers and the launching of new markets (and, with respect to 2023, upon the creation of one or more new revenue streams). To remain eligible to vest in a particular tranche of the Horihuela PRSU Award, Mr. Horihuela must remain in continuous service with the Company through the applicable vesting date. The Horihuela PRSU Award is subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.

On November 3, 2021, our Board, upon the recommendation of our Compensation Committee, approved an award of PRSUs covering 500,000 shares of our Common Stock to Mr. Horihuela (the “Horihuela LTIP Award”). The Horihuela LTIP Award was granted under the 2020 Plan and vests up to twenty percent (20%) for each of 2021, 2022, 2023, 2024, and 2025 upon the attainment each such year of pre-determined targets tied to revenue and subscribers. To remain eligible to vest in a particular tranche of the Horihuela LTIP Award, Mr. Horihuela must remain in continuous service with the Company through the date on which the Compensation Committee determines the actual number of RSUs that vest for the given calendar year and through any subsequent vesting date as determined by the Compensation Committee. The Horihuela LTIP Award is subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.

For 2022, the performance metrics and corresponding objectives for the Horihuela PRSU Award and the Horihuela LTIP were as follows:

Award	2022 Performance Metric	2022 Targets	Vesting Percentage of total RSUs Awarded	Actual 2022 Performance	Actual 2022 Vesting Percentage
Horihuela PRSU Award	Revenue	$600M or greater	33%	$1,008.7M	33%
		Equal to or greater than $550M but less than $600M	0.01% - 32.99%, determined by linear interpolation
	Subscribers	1,000,000 or greater	33%	1.445M	33%
		Equal to or greater than 800,000 but less than 1,000,000	0.01% - 32.99%, determined by linear interpolation
	New Markets Launched	1	33%	0	0%
Horihuela LTIP Award	Revenue	$600M or greater	50%	$1,008.7M	50%
		Equal to or greater than $550M but less than $600M	0.01% - 49.99%, determined by linear interpolation
	Subscribers	1,000,000 or greater	50%	1.445M	50%

Achievement of the performance objectives for 2022 resulted in vesting of 2/3 of the portion of the Horihuela PRSU Award eligible to vest based on 2022 performance on February 20, 2023 and will result in vesting of 100% of the portion of the Horihuela LTIP Award eligible to vest based on 2022 performance on November 20, 2023, provided Mr. Horihuela remains in service through such date.

For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “—Potential Payment on Termination or Change in Control” and “—Employment Agreements” below.
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HEALTH, WELFARE AND RETIREMENT BENEFITS
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.
HEALTH AND WELFARE BENEFITS. Our named executive officers, other than Mr. Bronfman, who is ineligible due to his position as Executive Chairman, are eligible to participate in our employee benefit plans, including our medical, dental, vision, life insurance plans and commuter benefit plan, in each case on generally the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our current named executive officers other than Mr. Bronfman, as discussed in the section below entitled “Retirement Savings.” We also pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.
We generally do not provide other perquisites or personal benefits to our named executive officers, except in limited circumstances. We do occasionally provide relocation assistance and reimbursement for our employees in connection with their employment by us.
RETIREMENT SAVINGS. We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $22,500 for calendar year 2023, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 may be up to an additional $7,500 above the statutory limit. We provide a matching contribution under our 401(k) plan of up to $3,000 per eligible participant. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
POST TERMINATION AND CHANGE IN CONTROL BENEFITS
We have entered into an employment agreement and offer letter with Mr. Gandler and Mr. Janedis, respectively, which provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining executive officer compensation, the decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.
The Compensation Committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the Compensation Committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these employment agreements, see “—Employment Agreements” below.
In addition, certain of the equity awards granted to our named executive officers contain accelerated vesting provisions upon an involuntary or constructive termination, death or disability and/or a change in control. In the event of a change in control where the acquirer does not assume awards granted under our equity incentive plans, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, with performance goals deemed achieved at 100% of target levels. For a description of the accelerated vesting provisions applicable to our named executive officers’ outstanding equity awards, see “—Long-Term Equity Incentives” above and “—Potential Payments Upon Termination or Change in Control” below.

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PROHIBITION ON CERTAIN TRANSACTIONS IN FUBO SECURITIES
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, employees, consultants, contractors, agents and other service providers of the Company, and any entities which such persons control. The policy prohibits such persons from purchasing certain financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
CLAWBACK POLICY

While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act, we have not yet adopted a compensation recovery policy as will be required under the Dodd-Frank Act. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the New York Stock Exchange’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. We will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.
TAX AND ACCOUNTING CONSIDERATIONS
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
The Compensation Committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of an equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
RISK ASSESSMENT OF COMPENSATION PROGRAM
In April 2023, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.
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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2022, filed by us with the SEC.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Pär-Jörgen Pärson (Chair)
Daniel Leff
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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
David Gandler	2022	558,250	—	—	7,255,640	539,779	29,192	8,382,861
Chief Executive Officer	2021	525,000	500,000	—	5,432,006	—	27,058	6,484,064
	2020	470,000	265,068	—	20,937,563	—	21,891	21,694,522
John Janedis	2022	387,652	—	1,886,560	—	207,886	21,563	2,503,661
Chief Financial Officer
Edgar Bronfman Jr.	2022	95,000	—	—	—	—	—	95,000
Executive Chairman	2021	95,000	—	—	19,213,821	—	—	19,308,821
	2020	84,098	—	—	20,858,046	—	—	20,942,144
Alberto Horihuela Suarez	2022	406,000	—	—	—	196,283	29,192	631,475
Chief Operating Officer	2021	359,772	126,000	64,352,998	—	—	27,058	64,865,828
Simone Nardi	2022	71,667	—	—	—	—	326,247	397,914
Former Chief Financial Officer	2021	430,000	358,500	—	—	—	21,153	809,653
	2020	250,833	153,295	—	5,890,500	—	73,846	6,368,474
(1)Represents actual base salaries paid to Messrs. Gandler, Janedis, Nardi and Horihuela and cash retainer fees paid to Mr. Bronfman in connection with his service as our Executive Chairman
(2)Represents the grant date fair value of RSU awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted computed in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. This amount does not reflect the actual economic value that will be realized upon the vesting of the awards or the sale of the Common Stock underlying such awards. The full grant date fair value of the RSU awards granted to Mr. Horihuela in 2021, which vest based on the achievement of performance objectives, assuming achievement of all performance metrics at the maximum level, is $64,352,998
Mr. Janedis was granted RSUs on November 20, 2022, 56,180 of which are subject to the approval of the Restated Plan pursuant to Proposal 4 by our shareholders. As a result, pursuant to SEC rules and ASC 718, since these RSUs are subject to shareholder approval, the grant date of such awards for purposes of ASC 718 and SEC disclosure rules will occur on the date such RSUs are approved by the shareholders, if at all. As a result, in accordance with SEC rules and ASC Topic, the grant date fair value of such contingent RSUs is not included in the table above for 2022. If shareholder approval of such contingent RSUs is obtained at the Annual Meeting pursuant to Proposal 4, the grant date fair value of such awards will be included in our Summary Compensation Table for 2023. For more information on the contingent RSU awards to Mr. Janedis in November 2022, please see Proposal 4 (“Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance.”)
(3)In April 2023, Mr. Gandler’s performance option was amended to provide that any additional vesting, including the portion of the option originally eligible to vest based on 2022 performance, would be tied to the achievement of pre-established subscribers, revenue and adjusted EBITDA objectives during the year ended December 31, 2025, removing the discretionary nature of such award and introducing specific weightings and target, threshold and maximum levels for each performance metric. As described further in footnote (4), while no vesting occurred for 2022 performance and service, SEC rules require the award to be reported in the Summary Compensation Table for 2022 since the vesting was originally based on 2022 goals.

(4)Except as described below with respect to the performance-based stock option awarded to Mr. Gandler in October 2020, represents the grant date fair value of option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted to the named executive
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officers computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the awards or the sale of the Common Stock underlying such awards.
With respect to the stock option awarded to Mr. Gandler in October 2020, the vesting of which is performance-based, the vesting was originally tied to a series of five one-year performance measure periods and eligible to be earned over five years, with 20% of the total award eligible to be earned each year (commencing with 2021) based on the Board’s evaluation of the Company’s performance for such year. The performance objectives for each year were pre-determined by the Board. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the stock options granted to Mr. Gandler in October 2020 as in effect prior to the amendment of such award in April 2023, no grant date for ASC 718 purposes occurred for any portion of Mr. Gandler’s October 2020 stock option award in 2020, and no value is reported in the table above for such award for 2020. In addition, due to the discretion reserved by the Compensation Committee in determining the final vesting for each year, no grant date for ASC 718 purposes occurred for any portion of Mr. Gandler’s October 2020 stock option award in 2021. As a result, the service inception date for the portion of the award eligible to vest in each calendar year preceded the grant date for such portion of the award for ASC 718 purposes. Since, prior to the amendment of the award in April 2023, the number of shares to be earned on each determination date (subsequent to the Company’s calendar year-end) was subject to the discretion of the Board, the compensation expense was adjusted each reporting period for changes in fair value prorated for the portion of the requisite service period rendered and based on the number of shares expected to be earned.For the portion of the performance-based option eligible to be earned for 2021, the Company recognized $5,432,006 of stock-based compensation expense for such portion of the award in 2021, which amount is included in the table above. For the portion of the performance-based option eligible to be earned for 2022, the fair value for stock-based compensation expense purposes of such portion of the award as of January 1, 2022, the service inception date for such portion of the award, would have been $7,255,640, which amount is included in the table above.
(5)These amounts represent performance bonuses earned under our executive bonus program, which is described above under “Compensation Discussion and Analysis —Annual Performance Bonuses.”
(6)For 2022, represents health insurance premiums paid by the Company on behalf of the named executive officers and $322,500 in severance payments and $3,747 in continued health benefits at company expense provided to Mr. Nardi in connection with his termination of employment.

2022 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Approval of Equity Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)
David Gandler	—	—	502,425	558,250	614,075	—	—	—	—
	1/1/2022	10/8/2020	—	—	—	—	820,000	$10.00	7,255,640
John Janedis	—	—	193,500	215,000	236,500	—	—	—	—
	11/20/2022	11/20/2022	—	—	—	168,539	—	—	493,819
	3/12/2022	3/12/2022	—	—	—	211,021	—	—	1,392,739
Edgar Bronfman Jr.	—	—	—	—	—	—	—	—	—
Alberto Horihuela Suarez	—	—	182,250	203,000	222,750	—	—	—	—
Simone Nardi	—	—	—	—	—	—	—	—	—

(1)Amounts in this column represent target and maximum cash performance bonus opportunities for the named executive officers in 2022 under our executive bonus program, which is described above under “— Compensation Discussion and Analysis —Annual Performance Bonuses.”
(2)The 211,021 RSUs granted to Mr. Janedis on March 12, 2022, in connection with his commencement of employment with the Company (the “Initial RSU Grant”), vest in four equal installments; 25% vested on February 20, 2023 and
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25% will vest on each of February 20, 2024, February 20, 2025 and February 20, 2026, subject to his continued employment through each vesting date.
The 168,539 RSUs granted to Mr. Janedis on November 20, 2022 vest in three equal installments, on each of November 20, 2023, November 20, 2024, and November 20, 2025, subject to his continued employment through each vesting date.
Mr. Janedis was granted an additional 56,180 RSUs on November 20, 2022, which vest in November 2026, all of which are subject to the approval of the Restated Plan pursuant to Proposal 4 by our shareholders. As a result, pursuant to SEC rules and ASC 718, since these RSUs are subject to shareholder approval, the grant date of such awards for purposes of ASC 718 and SEC disclosure rules will occur on the date such RSUs are approved by the shareholders, if at all. As a result, in accordance with SEC rules and ASC Topic, these contingent RSUs are not included in the table above for 2022. If shareholder approval of such contingent RSUs is obtained at the Annual Meeting pursuant to Proposal 4, such awards will be included in our Grant of Plan-Based Awards Table for 2023. For more information on the contingent RSU awards to Mr. Janedis in November 2022, please see Proposal 4 (“Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance”).

For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.
(3)With respect to the stock option awarded to Mr. Gandler in October 2020, the vesting of which is performance-based, the vesting was originally tied to a series of five one-year performance measure periods and eligible to be earned over five years, with 20% of the total award eligible to be earned each year (commencing with 2021) based on the Board’s evaluation of the Company’s performance for such year. The performance objectives for each year were pre-determined by the Board. SEC rules require presentation that is consistent with ASC 718. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the stock options granted to Mr. Gandler in October 2020 as in effect prior to the amendment of such award in April 2023, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2022 performance when such portion of the performance-based option eligible to be earned for 2022 was deemed probable of achievement, which occurred during 2022. As a result, this portion of the award is reflected in the table above.
(4)The applicable grant-date fair value of each option and RSU award was calculated in accordance with ASC 718. For a discussion of our valuation methodology used, see Note 15 to our consolidated financial statements for the year-end December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023. These amounts do not reflect whether the recipient has actually realized or will realize. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

DISCUSSION OF SUMMARY COMPENSATION AND GRANTS PLAN-BASED AWARDS TABLES
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our employment agreements and compensation plans and arrangements is set forth below.
EMPLOYMENT AGREEMENTS
David Gandler. On October 8, 2020, the Company entered into an executive employment agreement with David Gandler (the “Gandler Employment Agreement”). Mr. Gandler is the Company’s Chief Executive Officer and a member of the Board. In accordance with the terms of the Gandler Employment Agreement, Mr. Gandler receives an annual base salary of $500,000 and, beginning with the 2021 fiscal year, is eligible for an annual bonus of $500,000 subject to the achievement of certain performance objectives. The Gandler Employment Agreement initially expires on October 8, 2023 and will automatically extend in one year increments thereafter, subject to advance written notice provided by either party of its election not to extend the agreement.
If Mr. Gandler’s employment is terminated by the Company outside of the “change of in control period” (as defined below) other than for cause (as defined in the Gandler Employment Agree), death or disability, he will be eligible to receive severance payments equal to 12 months of his then-current base salary and reimbursement of healthcare continuation payments for up to twelve months. If during the change in control period, (i) the Company terminates his employment with the Company other than for cause, death or disability, or (ii) Mr. Gandler resigns for good reason (as defined in the Gandler Employment Agreement), he will be eligible to receive a lump-sum cash payment equal to one year of his then-current base salary, a lump-sum cash payment equal to his then-current target bonus, reimbursement of healthcare continuation payments for up to one year
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and full accelerated vesting of his outstanding time-based equity awards. All severance is subject to Mr. Gandler’s execution of a release of claims and continued compliance with restrictive covenants. The “change in control period” means the one year period following a change in control.
On October 8, 2020, the Company also entered into an amendment to the At-Will Employment, Confidential Information, and Invention Assignment Agreement with David Gandler (the “Restrictive Covenant Agreement”. Pursuant to the amended Restrictive Covenant Agreement, Mr. Gandler is subject to a one-year post-termination non-compete.
John Janedis. On January 3, 2022, we entered into a letter agreement with John Janedis (the “Janedis Letter Agreement”), in connection with his commencement of employment as our Chief Financial Officer.  The Janedis Letter Agreement provides for an initial annual base salary of $430,000 and an annual bonus with a target amount equal to 50% of his annual base salary. In connection with Mr. Janedis’ appointment, the Company granted him an award of 211,021 RSUs. The Initial RSU Award was granted pursuant to the Company’s 2020 Equity Incentive Plan and is subject to the terms and conditions of a RSU award agreement and vests in four equal installments; 25% vested on February 20, 2023 and 25% will vest on each of February 20, 2024, February 20, 2025 and February 20, 2026, subject to his continued employment through each vesting date.
Under the Janedis Letter Agreement, upon termination without “cause” or resignation for “good reason” (as both are defined in the employment letter), Mr. Janedis will be entitled to: (i) continuation of his base salary for 12 months, (ii) a lump sum equal to his annual target bonus for the year in which such termination occurs; and (iii) accelerated vesting of any then-unvested portion of the Initial RSU Award, subject to his execution of a release of claims.
Simone Nardi. On June 29, 2021, we entered into an employment transition agreement with Simone Nardi, our former Chief Financial Officer, which was amended and restated on December 31, 2021 (the Nardi Transition Agreement”). The Nardi Transition Agreement provided that Mr. Nardi would continue to serve as Chief Financial Officer through February 28, 2022 (or, if earlier, the date on which a new Chief Financial Officer commenced employment with the Company). The Nardi Transition Agreement provided for payment of a one-time retention payment of $215,000, subject to his continued employment through December 31, 2021, which was paid on January 11, 2022. The Nardi Transition Agreement also provided for the accelerated vesting of 106,250 of the stock options granted to him on June 8, 2020, effective as of January 1, 2022, and continued vesting of 17,709 of the remaining outstanding, unvested stock options per month for the remainder of his employment, subject to his continued employment through December 31, 2021. The Nardi Transition Agreement also provided for the following termination benefits, subject to his execution of a release of claims: (i) a cash, lump sum payment of $107,500, (ii) Company payment of COBRA coverage premiums for through November 30, 2022, and (iii) accelerated vesting of 53,125 of his unvested stock options.
Under the Nardi Transition Agreement, Mr. Nardi is subject to a three-year post-termination non-compete covenant, a 12-month post-termination employee non-solicitation covenant, and perpetual non-disparagement and confidentiality covenants.
Edgar Bronfman Jr. On April 29, 2020, we entered into a letter agreement with Edgar Bronfman Jr. (the “Bronfman Letter Agreement”), pursuant to which Mr. Bronfman agreed to serve as our Executive Chairman in addition to serving as a member of our Board. The Bronfman Letter Agreement provides that Mr. Bronfman’s employment as our Executive Chairman is for an indefinite period and is terminable by either Mr. Bronfman or us upon 30 days’ advance written notice. In the event Mr. Bronfman’s employment with the Company is terminated by the Company without cause, by Mr. Bronfman following the Company’s material breach of any agreement between Mr. Bronfman and the Company or due to Mr. Bronfman’s death or disability, any outstanding portion of his option awards, described below, that remains unvested as of the date of such termination of employment will remain outstanding and eligible to vest in accordance with the terms of the applicable stock option agreement. In addition, any unvested portion of the option awards that remains outstanding as of the date of a change in control of the Company will immediately vest in full and become exercisable. He is also entitled to receive an annual equity award on the same terms as the non-employee members of our board of directors, as further described below under “Director Compensation.”
Alberto Horihuela. On January 21, 2020, we entered into an At-Will Employment, Confidential Information, and Invention Assignment Agreement with Mr. Horihuela. Pursuant to this agreement, Mr. Horihuela is subject to indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, and customer and
2023 Proxy Statement 74

employee non-solicitation covenants effective during his employment and for up to twelve months following termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2022. For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “— Employment Agreements” above and “— Potential Payment on Termination or Change in Control” below.

	Option Awards									Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards : Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David Gandler	4/1/2020	3,231,105		1,615,553	(2)	—		8.124	3/31/2030	—		—
	10/8/2020	—		—		3,280,000	(3)	10.00	10/7/2030	—		—
	5/31/2018	872,767		—	(4)	—		1.99	5/31/2028	—		—
	8/4/2016	726,675	(5)	—		—		0.49	8/3/2026	—		—
	9/21/2015	103,324	(6)	—		—		0.22	9/20/2025	—		—
John Janedis	3/12/2022	—		—				—	—	211,021	(7)	367,177
	11/20/2022	—		—		—		—	—	168,539	(8)	293,258
	11/20/2022	—		—		—		—	—	56,180	(9)	97,754
Simone Nardi	6/8/2020	531,250		—		—		10.440	2/28/2024	—		—
Edgar Bronfman Jr.	5/19/2021	458,333		—		916,667	(10)	19.59	5/18/2028	—		—
	4/29/2020	1,875,000	(10)	—		—		8.75	4/29/2027	—		—
	6/28/2020	1,203,297	(11)	—		—		11.15	4/29/2027	—		—
Alberto Horihuela	9/21/2015	28,212		—		—		0.22	9/20/2025	—		—
	8/4/2016	310,668		—		—		0.49	8/3/2026	—		—
	5/31/2018	270,922	(12)	—		—		1.99	5/30/2028	—		—
	8/6/2020	116,666	(13)	83,334		—		9.98	8/5/2030	—		—
	11/3/2021	—		—		—		—	—	1,120,000	(14)	1,948,800
	11/3/2021	—		—		—		—	—	400,000	(15)	696,000

(1)Calculated based on the closing price per share of the Company’s Common Stock on December 30, 2022 ($1.74).
(2)The option vests and becomes exercisable with respect to 1/48 of the shares in successive equal monthly installments measured from the grant date, subject to Mr. Gandler’s continuation in employment or service with the Company through each such applicable date. In addition, the employment agreement with Mr. Gandler provides for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements—David Gandler” above.
(3)The option vests and becomes exercisable with respect to the underlying shares upon the attainment of pre-determined targets over a five-year period tied to stock price, revenue, gross margin, an increase of the number of subscribers, the launch of new markets and, commencing in 2023, creation of new revenue streams, and the Board will review attainment of such goals annually from 2021 through 2025 to determine if any vesting is warranted. The vesting schedule applicable to the option was amended in April 2023, as further described under “—Employment Agreements—David Gandler.”
(4)The option vests and become exercisable with respect to 25% of the underlying shares upon the first anniversary of the grant date and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Gandler’s continuation in employment or service with the Company through each such date. In addition,
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the employment agreement with Mr. Gandler provides for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements—David Gandler” above.
(5)The option vested with respect to the shares in 48 successive equal monthly installments measured from the vesting commencement date of July 1, 2016, subject to Mr. Gandler’s continuation in employment or service with the Company through each such date.
(6)The option vested with respect to 25% of the underlying shares upon the first anniversary of the vesting commencement date of August 15, 2015, and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Gandler’s continuation in employment or service with the Company through each such date.
(7)The RSUs vest in four equal installments; 25% vested on February 20, 2023 and 25% will vest on each of February 20, 2024 and February 20, 2025 and February 20, 2026, subject to Mr. Janedis’s continued employment through each vesting date.
(8)The RSUs vest in three equal installments; with 1/3 vesting on each of November 20, 2023, November 20, 2024 and November 20, 2025, subject to Mr. Janedis’s continued employment through each vesting date,
(9)The RSUs vest on November 20, 2026, subject to approval of the Restated Plan pursuant to Proposal 4 (“Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance”) by our shareholders.
(10)The option vests and becomes exercisable as follows: (i) with respect to one-third of the underlying shares on the later of the first anniversary of the grant date and the date on which the average per-share closing price of our Common Stock over any ten consecutive trading days first exceeds 120% of the option’s per-share exercise price (the “Tranche 1 Target”); (ii) with respect to one-third of the underlying shares on the later of the second anniversary of the grant date and the date on which the average per-share closing price over any ten consecutive trading days first exceeds 120% of the Tranche 1 Target (the “Tranche 2 Target”); and (iii) with respect to the remaining one-third of the underlying shares on the later of the third anniversary of the grant date and the date on which the average per-share closing price over any ten consecutive trading days first exceeds 120% of the Tranche 2 Target; in each case subject to Mr. Bronfman’s continued service through the applicable vesting date.
(11)During the year ended December 31, 2021, the Tranche 1 Target and Tranche 2 Target were each met and therefore one-third of the underlying shares will vest and become exercisable on each of May 19, 2022 and 2023, respectively. The options granted to Mr. Bronfman were each scheduled to vest and become exercisable in four successive equal annual installments from the grant date or, if earlier, upon the achievement of four separate pre-determined stock price milestones ($12.00, $16.00, $20.00 and $24.00). Both of these awards vested and became exercisable in full during 2020 upon attainment of the pre-determined stock price milestones.
(12)The option vests with respect to 25% of the underlying shares upon the first anniversary of the vesting commencement date of May 31, 2018, and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Horihuela’s continuation in employment or service with the Company through each such date.
(13)The option vests with respect to 25% of the underlying shares upon the first anniversary of the vesting commencement date of August 6, 2020, and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Horihuela’s continuation in employment or service with the Company through each such date. The option is subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.
(14)The RSUs vest up to twenty percent (20%) for each of 2021, 2022, 2023, 2024, and 2025 upon the attainment each such year of predetermined revenue targets, subscriber targets, and the launching of new markets (and, with respect to 2023, upon the creation of one or more new revenue streams). To remain eligible to vest in a given portion of the award, Mr. Horihuela must remain in continuous service with the Company through the date on which the Compensation Committee determines the actual number of RSUs that vest for a given calendar year and through any subsequent vesting date as determined by the Compensation Committee. The RSU award is subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.
(15)The RSUs vest up to twenty percent (20%) for each of 2021, 2022, 2023, 2024, and 2025 upon the attainment each such year of pre-determined revenue and subscriber targets. To remain eligible to vest in a given portion of the award, Mr. Horihuela must remain in continuous service with the Company through the date on which the Compensation Committee determines the actual number of RSUs that vest for a given calendar year and through any subsequent vesting date as determined by the Compensation Committee. The RSU award is subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.
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OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding option exercises and stock awards that vested during 2022 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Gandler	100,000	1,137,092	—	—
John Janedis	—	—	—	—
Edgar Bronfman Jr.	—	—	—	—
Alberto Horihuela	20,000	22,220	380,000	2,645,000
Simone Nardi	—	—	—	—

(1)The value realized is based on the closing price of our Common Stock as reported on the NYSE on the date of exercise less the applicable exercise price multiplied by the number of options exercised.

(2)The value realized is based on the closing price of our Common Stock on the vesting date as reported on the NYSE multiplied by the number of RSUs vested.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control (“CIC”); (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason within 12 months following a CIC; or (4) in the event of a CIC without a termination of employment. The table assumes that the termination of employment or CIC, as applicable, occurred on December 31, 2022. The definitions of “cause”, “good reason” and “bonus” are contained in the applicable employment agreement for each of our named executive officers, which are described above under the heading “— Employment Agreements.” Mr. Nardi, whose employment terminated on February 28, 2022, is not included in the table below, below, but his transition arrangements with us are described above under the heading ““—Employment Agreements—Simone Nardi.”
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Triggering Event	Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs ($)(3)	Health Benefits ($)(4)	Total ($)
David Gandler
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	566,500	—	—	29,192	595,692
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,133,000	1,065,396	—	29,192	2,227,588
CIC Only (Continued Employment)	—	—	—	—	—
John Janedis
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	645,000	—	367,177	—	1,012,177
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	645,000	—	758,188	—	1,403,188
CIC Only (Continued Employment)	—	—	—	—	—
Edgar Bronfman Jr.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	—	—	—	—	—
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	—	—	—	—	—
CIC Only (Continued Employment)	—	—	—	—	—
Alberto Horihuela
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	—	—	—	—	—
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	—	—	2,644,800	—	2,644,800
CIC Only (Continued Employment)	—	—	—	—	—

(1)Cash severance amount represents 12 months of base salary continuation for each of Messrs. Gandler and Janedis (except, for Mr. Gandler, in the event of an involuntary termination without cause or resignation for good reason within 12 months following a change in control, in which case he would have been entitled to receive a lump sum payment equal to 12 months of base salary plus his target annual bonus). The definition of “bonus” is described above under the heading “—Employment Agreements.”
(2)The value attributable to the accelerated options represents the excess of the fair market value of our Common Stock of $1.74 on December 30, 2022 over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event. Because all of the unvested options held by our named executive officers as of December 31, 2022 had exercise prices in excess of $1.74, no value is reported in this table.
Under the terms of the Gandler Employment Agreement, in the event of an involuntary termination without cause or resignation for good reason within the 12-month period following a change in control, all outstanding, unvested time-vesting options would vest.
In the event Mr. Bronfman’s employment with the Company is terminated by the Company without cause, by Mr. Bronfman following the Company’s material breach of any agreement between Mr. Bronfman and the Company or due to Mr. Bronfman’s death or disability, (i) to the extent the applicable price target has not been attained prior to such termination, any unvested portion of the option will remain outstanding and eligible to vest if and when the applicable price target is attained prior to the expiration of the option, and (ii) if the applicable price target has been attained prior to such good leaver termination but the tranche of the option corresponding to such price target remains outstanding and unvested as a result of the corresponding anniversary date not yet having occurred, such tranche shall vest on the date of such termination; provided, that in no event shall any portion of the option remain eligible to vest following the expiration date of the option. In addition, any unvested portion of the option awards that remains outstanding as of the date of a change in control of the Company will immediately vest in full and become exercisable. Pursuant to the terms of Mr. Bronfman’s option agreement, in the event his employment terminates prior to, in connection with, or within 12 months following a change in control prior to the third anniversary of the grant date, Mr. Bronfman will be subject to a non-competition covenant for a period of 24 months following his termination.
The Horihuela LTIP Award and the Horihuela PRSU Award are subject to accelerated vesting in the event Mr. Horihuela’s service with the Company terminates other than for cause or for good reason within 12 months following a change in control.
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(3)Represents the aggregate value of the accelerated vesting of RSU awards, calculated by multiplying the fair market value of our Common Stock of $1.74 on December 30, 2022 by the number of RSUs the vesting of which accelerates in connection with the applicable triggering event.
Under the terms of the Gandler Employment Agreement, in the event of an involuntary termination without cause or resignation for good reason within the 12-month period following a change in control, all outstanding, unvested time-vesting RSUs would vest. Under the terms of the Janedis Letter Agreement, in the event of an involuntary termination without cause or resignation for good reason, all unvested RSUs granted pursuant to his Initial RSU award would vest. Under the terms of his RSU award agreements, in the event of an involuntary termination without cause or resignation for good reason within twelve months following a change in control, all unvested RSUs granted to Mr. Horihuela would vest.
(4)Represents the value of the continuation of health benefits for a period of 12 months following the date of termination for Mr. Gandler.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, using the required calculations. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
As of December 31, 2022, our employee population consisted of approximately 510 individuals. To identify the median employee for fiscal 2022, we looked at our employee population as of December 31, 2022 and determined each such employee’s fiscal 2022 compensation consisting of base salary, our consistently applied compensation measure. Additional information regarding our methodology includes the following:
•for employees who were hired in 2022, but did not work for us for the entire fiscal year, we annualized their compensation as if they had been employed by us for all of 2022;
•no cost of living adjustment was applied; and
•for an employee paid in a currency other than U.S. dollars, their compensation was converted into U.S. dollars, using exchange rates as of December 31, 2022.
To calculate the 2022 pay ratio, we calculated the components of the median employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
For 2022, our last completed fiscal year:
•our Chief Executive Officer’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $8,382,861; and
•our median employee’s annual total compensation was $171,896.
Based on this information, our 2022 Chief Executive Officer to median employee pay ratio was approximately 49 to 1. It is worth noting that Mr. Gandler's 2022 total compensation, as reported in the Summary Compensation Table, includes the 2022 portion of his October 2020 performance option grant valued at $7,255,640. Since the options did not vest as a result of an amendment in April 2023, Mr. Gandler’s earned compensation for 2022 was $1,127,221 resulting in a pay ratio of 6.6 to 1.

See “Our Chief Executive Officer’s Compensation Reflects A Strong Connection Between Pay and Performance” and ”Response to 2022 Say-on-Pay Vote, Shareholder Feedback and Changes to our Executive Compensation Program In Response to Feedback” for a further discussion of Mr. Gandler’s 2022 earned compensation and the amendment to his performance option.
This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation
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practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO #1 ($)	Summary Compensation Table Total for PEO #2 ($)	Compensation Actually Paid to PEO #1 ($)(1)(2)	Compensation Actually Paid to PEO #2 ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) ($)	Revenue ($)
2022	8,382,861	—	(19,012,038)	—	907,013	(2,114,790)	17	81	(561,919,000)	1,008,696,000
2021	6,484,064	—	(29,263,387)	—	21,246,076	217,982	151	146	(382,963,000)	638,370,000
2020	21,694,522	949,986	102,300,236	949,986	7,145,337	16,644,399	272	115	(599,392,000)	217,746,000
_____________________
(1)Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO #1	PEO #2	Non-PEO NEOs
2022	David Gandler	--	John Janedis, Edgar Bronfman, Jr., Alberto Horihuela Suarez and Simone Nardi
2021	David Gandler	--	Edgar Bronfman, Jr. and Alberto Horihuela Suarez
2020	David Gandler	John Textor(a)	Edgar Bronfman, Jr. and Simone Nardi
(a)John Textor served as our Chief Executive Officer from August 8, 2018 until April 1, 2020, as our Executive Chairman from April 1, 2020 to April 29, 2020 and as a director from August 8, 2018 to July 31, 2020. From April 29, 2020 through October 30, 2020, Mr. Textor served as our Head of Studio. He resigned from all positions with the Company as of October 30, 2020.

The amounts reported in the “Compensation Actually Paid to PEO #1,” “Compensation Actually Paid to PEO #2,” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEOs or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEOs and our non-PEO NEOs for each applicable fiscal year and the Option Exercises and Stock Vested table for the value realized by each of them upon the vesting of stock awards during 2022.

Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
2023 Proxy Statement 80

	2020			2021		2022
Adjustments	PEO #1	PEO #2	Average Non-PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(20,937,563)	-	(6,903,041)	(5,432,006)	(20,891,705)	(7,255,640)	(471,640)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	85,959,630	-	5,223,616	7,255,640	1,906,972	159,004	165,109
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	8,866,650	-	10,636,742	-	-	-	-
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	5,719,127	-	465,567	(32,402,476)	(1,804,638)	(15,911,093)	(1,636,967)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	997,869	-	76,179	(5,168,339)	(238,722)	(4,387,170)	(914,821)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	-	-	-	-	—	-	(611,214)
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	-	-	-	-	-	-	447,730
TOTAL ADJUSTMENTS	80,605,713	—	9,499,063	(35,747,181)	(21,028,093)	(27,394,899)	(3,021,803)

(2)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) and (ii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected term equal to the half- life from vesting to the end of its contractual term. For additional information on the assumptions used to calculate the valuation of the awards, see Note 15 to our consolidated financial statements for the year-end December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023.
(3)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P Media and Entertainment Index (the “Peer Group”) for the period commencing on October 8, 2020, the date on which our common shares commenced trading on the New York Stock Exchange, through December 31 of the applicable year in the table above, and that all dividends, if any, were reinvested.
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our revenue, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
2023 Proxy Statement 81

TSR amounts reported in the graph assume an initial fixed investment of $100 for the period commencing on October 8, 2020, the date on which our common shares commenced trading on the New York Stock Exchange, through December 31 of the applicable year in the table above, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
Total Shareholder Return
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
-$20,000,000
-$40,000,000
$300
$250
$200
$150
$100
$50
$0
FY 2020
FY 2021
FY 2022
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

Compensation Actually Paid versus Net Income
Compensation Actually Paid
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
Net Income
$0
($100,000,000)
($200,000,000)
($300,000,000)
($400,000,000)
($500,000,000)
($600,000,000)
($700,000,000)
FY 2020
FY 2021
FY 2022
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

2023 Proxy Statement 82

Compensation Actually Paid versus Revenue
Compensation Actually Paid
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
Revenue
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
FY 2020
FY 2021
FY 2022
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Revenue

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers for the fiscal year ended December 31, 2022:
•Revenue;
•Adjusted EBITDA; and
•Subscribers.

For additional details regarding our most important financial performance measures, please see the sections titled “Changes to CEO Long-Term Performance Option Design,” “Annual Performance Bonuses” and “Long-Term Equity Incentives” in our compensation discussion and analysis elsewhere in this Proxy Statement.
2023 Proxy Statement 83

DIRECTOR COMPENSATION
We compensate non-employee members of the Board. With the exception of the Executive Chairman, directors who are also employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as our employees. The non-employee members of the Board are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.
We established our Outside Director Compensation Policy to set forth guidelines for the compensation of our non-employee directors for their service on our Board. Under our Outside Director Compensation Policy, each non-employee director receives an initial award of either an option to purchase shares of Common Stock or RSUs, in each case with a Value (as defined in the policy) of $330,000. If such an award is an option, it vests in 36 equal, monthly installments after the grant date, subject to continued service through the vesting date; if such an award is in the form of RSUs, such portion of the initial award will vest in three annual installments beginning with the first anniversary after the grant date, subject to continued service through the vesting date. Initial awards are made in the form of RSUs unless determined otherwise by the Board.
Additionally, each non-employee director receives an annual award of either an option to purchase shares of Common Stock or RSUs, in each case with a value of $228,000, effective on the date of each annual meeting of shareholders; provided, however, that a non-employee director will not be eligible for an annual award unless he or she has been a director for at least six months prior to the annual meeting of shareholders and is continuing as a non-employee director following the annual meeting. Each annual award will vest in full on the earlier to occur of the first anniversary of the grant date or the day immediately prior to the date of our annual shareholder meeting immediately following the date of grant, subject to continued service through the vesting date. The awards under our Outside Director Compensation Policy will accelerate and vest in full upon a change in control (as defined in the 2020 Plan), provided the director has continued in service through such change in control date. Annual awards are made in the form of RSUs unless determined otherwise by the Board.
The cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer	Annual Equity Grant
Non-employee director base fee	$45,000	$228,000
Chairman of the Board (including Executive Chairman)	$50,000
Audit Committee Service
Chair	$24,000
Member	$10,000
Compensation Committee Service
Chair	$16,000
Member	$7,500
Nominating and Corporate Governance Committee Service
Chair	$10,000
Member	$5,000
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DIRECTOR COMPENSATION TABLE
The following table summarizes the compensation earned by or paid to non-employee directors for the year ended December 31, 2022. Messrs. Gandler and Bronfman, each of whom serves on our Board but also serves as an executive officer, are not included in the following table as their compensation is disclosed in the Summary Compensation Table in the “Executive Compensation and Other Information” section and accompanying narrative above. Mr. Ahn serves as a non-executive employee in the role of Chief Business Officer, and the table below includes the compensation paid to Mr. Ahn in connection with his employment and therefore the total in the table below does not represent compensation for services as a director. For a description of the employment arrangements with Mr. Ahn, please see “Employment Arrangements with Henry Ahn” below

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Henry Ahn	15,625	—	2,402,584	2,418,209
Ignacio Figueras	45,000	204,789	—	249,789
Julie Haddon	42,757	296,931	—	339,688
Daniel Leff	70,830	204,789	—	275,619
Laura Onopchenko	69,000	204,789	—	273,789
Par-Jorgen Pärson	—	204,789	—	204,789
_____________________
(1)Represents the grant date fair value of stock awards granted in 2022. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the non-employee directors computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the awards or the sale of the Common Stock underlying such awards. The table below shows the aggregate number of shares of our Common Stock underlying outstanding stock options (exercisable and unexercisable) and unvested RSU awards held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

Name	Number of Securities Underlying RSUs Outstanding at December 31, 2022		Number of Securities Underlying Options Outstanding at December 31, 2022
Henry Ahn	518,777	(a)	66,330
Ignacio Figueras	66,061		66,132
Julie Haddon	39,173		—
Daniel Leff	66,061		65,540
Laura Onopchenko	66,061		68,608
Par-Jorgen Pärson	66,061		67,176
_____________________

(a)     Includes 367,572 RSUs granted to Mr. Ahn in May 2022 and 224,719 RSUs granted to Mr. Ahn in November 2022 in connection with his employment by the Company. Mr. Ahn did not receive any awards during 2022 as compensation for his services as a director prior to his commencement of employment with the Company.
(2)Represents (a) $306,028 in base salary paid to Mr. Ahn, (b) $147,951 representing Mr. Ahn’s 2022 annual bonus payout, (c) $1,948,605 in grant date fair value of stock awards granted to Mr. Ahn in 2022 in connection with his employment, and (d) in health insurance premiums paid by the Company on behalf of Mr. Ahn. Assumptions used in the calculation of the grant date fair value of Mr. Ahn’s awards are included in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with
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the SEC on February 27, 2023. This amount does not reflect the actual economic value that will be realized by Mr. Ahn upon the vesting of the awards or the sale of the Common Stock underlying such awards.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available for future issuance under our equity compensation plans as of December 31, 2022.

Plan category	Number of Securities To Be Issued Upon Exercise Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Right (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)(8)	33,034,623	(2)	$8.71	(3)	1,953,772	(4)
Equity compensation plans not approved by security holders(5)	328,950	(6)	N/A		2,898,116	(7)
Total	33,363,573				4,851,888
_____________________
(1)Consists of the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2020 Equity Incentive Plan, as amended (the “2020 Plan”).
(2)Consists of 3,524,965 outstanding options to purchase Common Stock under the 2015 Plan, 15,272,108 outstanding options to purchase Common Stock and 14,246,679 RSUs under the 2020 Plan. This column includes 2,136,681 shares subject to outstanding RSUs under the 2020 Plan granted on November 20, 2022 that are contingent on shareholder approval of the Restated Plan pursuant to Proposal 4 by our shareholders. If the Restated Plan is not approved by our shareholders, these contingent RSUs will be forfeited.
(3)As of December 31, 2022, the weighted-average exercise price of outstanding options under the 2015 Plan was $1.33, the weighted-average exercise price of outstanding options under the 2020 Plan was $13.94.
(4)Includes 1,953,772 shares available for issuance under the 2020 Plan, after giving effect to the amendment to the 2020 Plan to increase the share reserve thereunder by 2,500,000 shares on November 20, 2022, which amendment is subject to shareholder approval of the Restated Plan pursuant to Proposal 4 by our shareholders.
(5)Consists of the 2022 Employment Inducement Equity Incentive Plan (the “2022 Inducement Plan”). The terms of the 2022 Inducement Plan are substantially similar to the terms of the 2020 Plan with the exception that incentive stock options may not be issued under the 2022 Inducement Plan and awards under the 2022 Inducement Plan may only be issued to eligible recipients under the applicable NYSE rules. The 2022 Inducement Plan was adopted by the Board without shareholder approval pursuant to Rule 303A.08 of the NYSE Listing Rules.
The Board initially reserved 3,250,000 shares of the Company’s Common Stock for issuance pursuant to awards granted under the 2022 Inducement Plan. In accordance with Rule 303A.08 of the NYSE Listing Rules, awards under the 2022 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.
(6)Consists of 328,950 RSUs granted under the 2022 Inducement Plan.
(7)Includes 2,898,116 shares available for issuance under the 2022 Employment Inducement Equity Incentive Plan.
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(8)In connection with the Company’s acquisition of Vigtory Inc., the Company assumed the Vigtory Inc. 2020 Equity Compensation Plan, as amended (the “Vigtory Plan”) and the outstanding awards thereunder. No shares remain available for grant under the Vigtory Plan as of December 31, 2022 (see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023), and therefore, the outstanding awards under such plans are not reported in the table. As of December 31, 2022, there were 9,125 outstanding options to purchase stock under the Vigtory Plan and the weighted-average exercise price of such outstanding options under the Vigtory Plan was $0.69.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock for:
•each person known by us to beneficially own more than 5% of our Common Stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The number of shares beneficially owned by each shareholder as described in this Proxy Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 20, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on 291,849,807 shares of our Common Stock outstanding as of April 20, 2023.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o fuboTV Inc. 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Beneficial Owners
The Vanguard Group(1)	21,016,109	7.2%
BlackRock, Inc.(2)	14,574,658	5.0%

Named Executive Officers and Directors
David Gandler(3)	8,922,033	3.0%
Alberto Horihuela Suarez(4)	2,112,186	*
John Janedis(5)	18,000	*
Simone Nardi(6)	531,250	*
Edgar Bronfman Jr.(7)	8,664,544	2.9%
Ignacio Figueras(8)	221,194	*
Julie Haddon(9)	13,057	*
Daniel Leff(10)	4,723,551	1.6%
Laura Onopchenko(11)	134,720	*
Pär-Jörgen Pärson(12)	140,912	*
All executive officers and directors as a group (9 persons)(13)	20,429,944	6.7%
*Represents beneficial ownership of less than 1%.
(1)Based solely on a Schedule 13G/A filed with the SEC on March 10, 2023. According to the filing, The Vanguard Group has shared voting power with regard to 124,022 shares of Common Stock, sole dispositive power with respect to 20,738,360 shares of Common Stock, shared dispositive power with respect to 277,749 shares of Common Stock and aggregate beneficial ownership of 21,016,109 shares of Common Stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based solely on a Schedule 13G/A filed with the SEC on January 31, 2023. BlackRock, Inc. has sole voting power with regard to 14,295,065 shares of Common Stock, sole dispositive power with respect to 14,574,658 shares of Common Stock and aggregate beneficial ownership of 14,574,658 shares of Common Stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)Represents (i) 6,359,703 shares of Common Stock issuable pursuant to options held directly by Mr. Gandler exercisable within 60 days of April 20, 2023 and (ii) 1,322,564 shares of Common Stock held by Mr. Gandler in his individual capacity. Also includes (i)
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653,255 shares held directly by David Gandler & Yuriy Boykivttees Diana Gandler 2020 Family Irrevocable Trust U/A Dtd 09-30-20, (ii) 293,256 shares held directly by Yuriy Boykiv Trustee Chloe Gandler 2020 Irrevocable Trust U/A Dtd 09-30-20, and (iii) 293,255 shares held directly by Yuriy Boykiv Trustee Forest Gandler 2020 Irrevocable Trust U/A Dtd 09-30-20. Mr. Gandler has voting and investment power over the shares held by each of the foregoing trusts.

(4)Represents (i) 751,468 shares of Common Stock issuable pursuant to options held directly by Mr. Horihuela exercisable within 60 days of April 20, 2023, and (ii) 1,360,718 shares of Common Stock held by Mr. Horihuela in his individual capacity.

(5)Represents 18,000 shares of Common Stock held by Mr. Janedis in his individual capacity.

(6)Represents 531,250 shares of Common Stock issuable pursuant to an option held directly by Mr. Nardi exercisable within 60 days of April 20, 2023. As of February 28, 2022, Mr. Nardi’s final date of employment with Fubo, he held no shares of Common Stock.
(7)Represents (i) 3,994,964 shares of Common Stock issuable pursuant to options held directly by Mr. Bronfman exercisable within 60 days of April 20, 2023, (ii) 85,539 shares of Common Stock held by Mr. Bronfman in his individual capacity and (iii) 63,788 shares of Common Stock held by the Edgar Bronfman Family EMBT. Also represents (i) 1,348,228 shares of Common Stock held directly by Waverley Capital, LP (“Waverley Capital”), (ii) 2,573,732 shares of Common Stock held directly by Luminari Capital, L.P. (“Luminari Capital”) and (iii) 598,293 shares of Common Stock held directly by WL fuboTV, LP (“WL fuboTV”). The general partner of Waverley Capital is Waverley Capital Partners, LLC. Mr. Bronfman, as Chairman and General Partner, and Dr. Leff, as Managing Partner, of Waverley Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. Each of Mr. Bronfman, Dr. Leff and Waverley Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 under the Exchange Act or for any other purposes. The general partner of Luminari Capital is Luminari Capital Partners, LLC. Mr. Bronfman has an assignee interest in Luminari Capital Partners, LLC. Dr. Leff, as managing member of Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. Each of Mr. Bronfman, Dr. Leff and Luminari Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes. The general partner of WL fuboTV is WL fuboTV GP, LLC. Mr. Bronfman and Dr. Leff, as managing members of WL fuboTV GP, LLC, may be deemed to have shared voting and investment power with respect to these shares. Each of Mr. Bronfman, Dr. Leff and WL fuboTV GP, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes. The address for Luminari Capital, Waverley Capital and WL fuboTV is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.

(8)Represents (i) 62,458 shares of Common Stock issuable pursuant to an option held directly by Mr. Figueras exercisable within 60 days of April 20, 2023, (ii) 66,061 shares of Common Stock issuable pursuant to restricted stock units held directly by Mr. Figueras that vest within 60 days of April 20, 2023 and (iii) 92,675 shares of Common Stock held by Mr. Figueras in his individual capacity.

(9)Represents 13,057 shares of Common Stock held by Ms. Haddon in her individual capacity.
(10)Represents (i) 61,898 shares of Common Stock issuable pursuant to options held directly by Dr. Leff exercisable within 60 days of April 20, 2023, (ii) 66,061 shares of Common Stock issuable pursuant to restricted stock units held directly by Dr. Leff that vest within 60 days of April 20, 2023 and (iii) 75,339 shares of Common Stock held by Dr. Leff in his individual capacity. Also represents (i) 1,348,228 shares of Common Stock held directly by Waverley Capital, (ii) 2,573,732 shares of Common Stock held directly by Luminari Capital and (iii) 598,293 shares of Common Stock held directly by WL fuboTV. The general partner of Waverley Capital is Waverley Capital Partners, LLC. Mr. Bronfman, as Chairman and General Partner, and Dr. Leff, as Managing Partner, of Waverley Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. Each of Mr. Bronfman, Dr. Leff and Waverley Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 under the Exchange Act or for any other purposes. The general partner of Luminari Capital is Luminari Capital Partners, LLC. Mr. Bronfman has an assignee interest in Luminari Capital Partners, LLC. Dr. Leff, as managing member of Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to these securities. Each of Mr. Bronfman, Dr. Leff and Luminari Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes. The general partner of WL fuboTV is WL fuboTV GP, LLC. Mr. Bronfman and Dr. Leff, as managing members of WL fuboTV GP, LLC, may be deemed to have shared voting and investment power with respect to these shares. Each of Mr. Bronfman, Dr. Leff and WL fuboTV GP, LLC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes. The address for Luminari Capital, Waverley Capital and WL fuboTV is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.
(11)Represents (i) 60,984 shares of Common Stock issuable pursuant to an option held directly by Ms. Onopchenko exercisable within 60 days of April 20, 2023, (ii) 66,061 shares of Common Stock issuable pursuant to restricted stock units held directly by Ms. Onopchenko that vest within 60 days of April 20, 2023 and (iii) 7,675 shares of Common Stock held by Ms. Onopchenko in her individual capacity.

(12)Represents (i) 67,176 shares of Common Stock issuable pursuant to options held directly by Mr. Pärson exercisable within 60 days of April 20, 2023, (ii) 66,061 shares of Common Stock issuable pursuant to restricted stock units held directly by Mr. Pärson that vest within 60 days of April 20, 2023 and (iii) 7,675 shares of Common Stock held by Mr. Pärson in his individual capacity.
(13)Represents an aggregate of (i) 11,358,651 shares of Common Stock issuable pursuant to outstanding options exercisable within 60 days of April 20, 2023, (ii) 264,244 shares of Common Stock issuable pursuant to restricted stock units that vest within 60 days of April 20, 2023, and (iii) 8,807,049 shares of Common Stock beneficially owned by nine individuals, including the Company’s executive officers and directors.
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OUR POLICY REGARDING RELATED PERSON TRANSACTIONS
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have adopted a written related person transaction policy setting forth the policies and procedures for the review, approval and ratification of related person transactions that is in conformity with the requirements for issuers having publicly held Common Stock that is listed on the NYSE.
Under the policy, our Audit Committee is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. The Audit Committee will be provided with the details of each related person transaction (or proposed related person transaction), including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related person. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee, if the aggregate amount involved in any such transaction, or series of related transactions, is expected to be less than $250,000, subject to ratification by the Audit Committee at its next regularly scheduled meeting.
In determining whether to approve or ratify a related person transaction, the Audit Committee (or the chairperson of the Audit Committee, if applicable) will consider, among other factors, the following factors to the extent relevant to the related person transaction: whether the terms of the related person transaction are fair to our company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is inconsistent with the interests of our company and its shareholders; whether the related person transaction would impair the independence of an outside director, including the ability of any director to serve on the Compensation Committee of the Board; and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Code of Business Conduct and Ethics. Any member of the Audit Committee who has an interest in the transaction under discussion will recuse himself or herself from any discussion or vote of the Audit Committee on the transaction creating the conflict, except that such director must provide all material information concerning such transaction to the Audit Committee as requested. The Audit Committee shall update the Board with respect to any related person transactions as part of its regular updates to the Board regarding Audit Committee activities.
TRANSACTIONS AND RELATIONSHIPS WITH DIRECTORS, OFFICERS AND 5% SHAREHOLDERS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections “Executive Compensation” and “Director Compensation” the following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding Common Stock.
CONSULTING AGREEMENT BETWEEN FUBOTV INC. AND IGNACIO FIGUERAS
In November 2020 we entered into a consulting agreement, by and between the Company and Ignacio Figueras (the “Figueras Consulting Agreement”). Pursuant to the terms of the Figueras Consulting Agreement, we agreed to retain Mr. Figueras as an independent contractor to perform consulting services for the Company for a term expiring 18 months after the effective date of the agreement. The consulting services agreed to under the Consulting Agreement included identification or and introduction to professional sports leagues, research and market analysis, vendor identification and introductions, introductions to retail distributors and introduction to local content providers. In connection with the Figueras Consulting Agreement, Mr. Figueras was granted an
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award of 85,000 restricted stock units representing shares of the Company’s Common Stock and subject to time-based vesting, contingent upon Mr. Figueras’ continued service to the Company.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our Articles and the Bylaws provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or director, to the fullest extent now or hereafter permitted by the Florida Business Corporation Act ( the “FBCA”) or any other applicable law.
Pursuant to Section 607.0831 of the FBCA, directors of a corporation will not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director unless the director breached or failed to perform his or her duties as a director and the director’s breach of, or failure to perform, those duties constitutes:
•a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly;
•a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions);
•in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or
•in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
Any repeal of or modification to the Articles or the Bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Articles and the Bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorney’s fees, judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions contained in the Articles and the Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
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SHAREHOLDERS’ PROPOSALS
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104 in writing not later than January 2, 2024, if such proposal is to be considered for inclusion in our 2024 proxy materials.
Pursuant to the Bylaws, shareholders who wish to submit a proposal (including a director nomination) that is not to be included in the proxy materials for the 2024 Annual Meeting of Shareholders must do so not later than the close of business on March 17, 2024 nor earlier than the close of business on February 16, 2024. However, if the date of our 2024 Annual Meeting of Shareholders is more than 30 calendar days before or more than 60 calendar days after June 15, 2023, to be timely, notice by the shareholder must be received (A) not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Shareholders and (B) not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made. You are also advised to review the Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
2023 Proxy Statement 92

FUBO’S ANNUAL REPORT ON FORM 10-K
A copy of Fubo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on April 20, 2023 without charge, upon written request addressed to:
fuboTV Inc.
Attention: Corporate Secretary
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at ir.fubo.tv in the “Financials” section under “SEC Filings.”
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Edgar Bronfman Jr.
Executive Chairman
New York, New York
May 1, 2023
2023 Proxy Statement 93

APPENDIX A

FUBOTV INC.
2020 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective April 20, 2023)

1. Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,

•to provide additional incentive to Employees, Directors and Consultants, and

•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is

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considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means fuboTV Inc., a Florida corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system (other than an over-the counter market, which will not be considered an established stock exchange of national market system for the purposes of this definition), including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Outside Director” means a Director who is not an Employee.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(x) “Participant” means the holder of an outstanding Award.

(y) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(z) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(bb) “Plan” means this amended and restated 2020 Equity Incentive Plan, as it may be further amended and/or restated from time to time. The original 2020 Equity Incentive Plan was adopted by the Board

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on April 1, 2020, and further amended by the Board on October 8, 2020, with the original 2020 Equity Incentive Plan and such amendment both approved by the stockholders of the Company on December 14, 2020, and was effective on April 1, 2020 (the “Original Effective Date”) (such original 2020 Equity Incentive Plan, as amended on October 8, 2020 and approved by the stockholders of the Company on December 14, 2020, the “Prior Plan”). The Prior Plan was amended by the Board effective November 20, 2022 (the “November 2022 Amendment”), and further amended and restated by the Board effective April 20, 2023 (the “Restatement Effective Date”), in each case subject to approval by the stockholders of the Company, which amendment and final amendment and restatement (which includes the increase to the share limit under Section 3(a) pursuant to the November 2022 Amendment) is reflected herein.

(cc) “Prior Plan” shall have the meaning set forth in Section 2(bb).

(dd) “Restatement Effective Date” shall mean the date this amended and restated Plan is approved by the Board.

(ee) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ff) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 51,116,646 Shares, plus any additional Shares that become available for issuance under the Plan pursuant to Section 3(c) below on or after the Original Effective Date of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather

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than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(c) 2015 Plan Awards. If any award issued pursuant to the 2015 Equity Incentive Plan Plan of fuboTV Inc. and outstanding as of the Original Effective Date expires or becomes unexercisable without having been exercised in full, is forfeited to or repurchased by the Company due to the failure to vest, in each case on or after the Original Effective Date, the unpurchased Shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated), provided that no more than 11,875,329 Shares may become available under the Plan pursuant to this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e) Incentive Stock Option Limit. Notwithstanding the foregoing, subject to Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal 51,116,646 Shares. Notwithstanding the provisions of Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(iv) Delegation of Authority. For the avoidance of doubt, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any of the Company’s organizational documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

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(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii) subject to Section 20 of the Plan, to modify or amend each Award, including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation Right be extended beyond its original maximum term;

(ix) to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15(d);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to any Service Providers. Nonstatutory Stock Options and Stock Appreciation Rights, to the extent required for exemption under Section 409A, may be granted only to Service Providers rendering services to the Company or a Subsidiary (not a Parent). Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option

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with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement, but in no event will the term of an Option be more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option:

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)) on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)).

(3) Notwithstanding the foregoing provisions of this Section 6(e), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding).

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Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers of the Company or a Subsidiary at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

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(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The excess, if any, of the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to Shares of Restricted Stock that are subject to vesting that are based on dividends paid prior to the vesting of such Shares of Restricted Stock shall only be paid out to the Service Provider to the extent that the vesting conditions are subsequently satisfied and the award vests.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

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(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement which shall establish exemption or comply with all requirements of Code Section 409A. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Award Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any additional Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends and dividend equivalents with respect to a Restricted Stock Unit Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Service Provider to the extent that the vesting conditions are subsequently satisfied and the Award vests.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant

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of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or at such other time as may be specified in the Award Agreement which shall establish exemption or comply with all requirements of Code Section 409A. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $750,000, increased to $1,500,000 in connection with his or her initial service. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits of Section 3.

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(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 15(c) and subsection 15(d), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply

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with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, non-U.S. or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. This amended and restated Plan was adopted by the Board on April 20, 2023 and became effective upon the Restatement Effective Date. It will continue in effect until November 19, 2032, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

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(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws or as required by Section 20(d) below.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d) Prohibition on Repricing. Subject to Section 15 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. This amended and restated Plan will be presented for approval by the stockholders of the Company within twelve (12) months after November 20, 2022. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. Awards may be granted or awarded prior to such stockholder approval of this Plan; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded out of the increase to the share reserve under Section 3(a) pursuant to the November 2022 Amendment or under this amended and restated Plan after the Restatement Effective Date and subject to such stockholder approval shall thereupon be canceled and become null and void. If such stockholder approval is not obtained within such 12-month period, the November 2022 Amendment, this amended and restated Plan, and all Awards previously granted or awarded out of the increase to the share reserve under Section 3(a) pursuant to the November 2022 Amendment or under this amended and restated Plan after the Restatement Effective Date shall thereupon be cancelled and become null and void, and the Prior Plan, as in effect prior to the November 2022 Amendment, and all Awards thereunder, shall continue in full force and effect in accordance with their terms.

24. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be

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an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

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APPENDIX B

PROPOSED ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FUBOTV INC.

fuboTV Inc., a Florida corporation (the “Corporation”), acting pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, does hereby adopt the following Articles of Amendment to its articles of incorporation, as amended (the “Articles of Incorporation”):

1. The name of the Corporation is fuboTV Inc.

2. These Articles of Amendment were duly adopted and approved by the Board of Directors of the Corporation on April 20, 2023 and by the Corporation’s shareholders by a vote thereof at a meeting of the Corporation’s shareholders on [June] [ ], 2023. The number of votes cast for the Articles of Amendment by the shareholders at the meeting in the manner required by the Florida Business Corporation Act and the Articles of Incorporation of the Corporation was sufficient for approval.

3. Article V of the Articles of Incorporation shall be amended and restated in its entirety to read as follows:
Article V – CAPITAL STOCK
The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) eight hundred million (800,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the rights and preferences of which may be determined by the Board of Directors of the Corporation (the “Board of Directors” or “Board”), including whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation or upon the happening of a specified event and, if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption.

4. Article XI of the Articles of Incorporation shall be deleted in its entirety.

5. These Articles of Amendment shall become effective upon filing, in accordance with the applicable provisions of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment as of this [ ]th day of [June], 2023.

FUBOTV INC.

By:
Name: David Gandler
Title: Chief Executive Officer

2023 Proxy Statement B-1

fubo

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Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUBO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14078-P91708

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FUBOTV INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Gandler
02) Edgar Bronfman Jr.
03) Ignacio Figueras
04) Julie Haddon
05) Daniel Leff
06) Laura Onopchenko
07) Pär-Jörgen Pärson

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14079-P91708

FUBOTV INC.
Annual Meeting of Shareholders
June 15, 2023 12:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) David Gandler and Gina Sheldon, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the proxy card, all of the shares of Common Stock of FUBOTV INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM EDT on June 15, 2023, virtually at www.virtualshareholdermeeting.com/FUBO2023, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side